SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2013

XUNNA INFORMATION TECHNOLOGY INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-1516580	45-0963567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

011 86 10 63771099
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise specified or required by context, references to “we,” “the Company,” “our” and “us” refer collectively to (i) Xunna Information Technology Inc. (“Parent Company”), a Nevada corporation, as well as our direct and indirect subsidiaries, and our principal operating business, Xunna Network Technology (BeiJing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd. ) (“Xunna BeiJing”), a company organized under the laws of People’s Republic of China (“China” or the “PRC”), which we control via a series of variable interest entity contractual agreements (the “VIE Agreements”) more fully described below.

We conduct our business through our subsidiaries, principally our indirectly wholly-owned subsidiary Xunna TianJin Information Technology Consultation Co. LTD (“Xunna TianJin” or the “TianJin WFOE”), a wholly foreign owned enterprise incorporated as a limited liability company under the laws of the PRC.  We own Xunna TianJin through our subsidiary Xunna Information Technology LTD (“Xunna LTD”), Xunna LTD’s wholly-owned subsidiary Xunna Information Technology Limited (“Xunna HK”), and Xunna TianJin is Xunna HK’s wholly-owned subsidiary.  The Parent Company operates and controls Xunna BeiJing through Xunna TianJin and in connection with the VIE Agreements.

Item 1.01    Entry into a Material Definitive Agreement

Background

As more fully described below, on February 4, 2013, we consummated a number of related transactions through which Parent Company acquired control of Xunna BeiJing, whose business is described in more detail below.

Stock Redemption

On February 4, 2013, Parent Company executed and a consummated a stock redemption agreement with Jiang Li, the owner of 9,000,000 shares of the common stock of the Parent Company (the “Stock Redemption”).   In the Stock Redemption, Jiang Li surrendered to Parent Company her 9,000,000 shares of the common stock of the Parent Company, in exchange for the sum of $290,722.50.

The Share Exchange Transaction

As more fully described below, on February 4, 2013 Parent Company consummated a transaction through which it acquired control of Xunna LTD from JiaXing Fu, the holder of 90% of the issued and outstanding common stock of Xunna LTD and from HongLin Tian, the holder of 10% of the issued and outstanding common stock of Xunna LTD.  Xunna LTD is a company incorporated in the British Virgin Islands (“BVI’).

On February 4, 2013 (“Closing Date” and the closing of the share exchange transaction, the “Closing”), Parent Company executed and consummated a share exchange agreement by and among Xunna LTD and the stockholders of 100% of the equity securities of Xunna LTD, JiaXing Fu and Honglin Tian (the “Xunna LTD Stockholders”), (the “Share Exchange Agreement” and the transaction, the “Share Exchange”).

In the Share Exchange, Xunna LTD’s Stockholders exchanged their shares of Xunna LTD for shares of common stock of Parent Company (“Parent Company Common Stock”). As a result, upon completion of the Share Exchange, Xunna LTD became Parent Company’s wholly-owned subsidiary.

Upon completion of the Share Exchange, the current stockholders of Xunna LTD received in exchange for all of their shares of Xunna LTD’s Common Stock, par value $1.0 per share (“Xunna LTD Common Stock”) and a cash payment of $300,000.00, an aggregate of 9,000,000 shares of Parent Company’s Common Stock.

The Board of Directors of Parent Company as well as the directors and the stockholders of Xunna LTD, each approved the Share Exchange Agreement and the transactions contemplated thereunder.

As a result of the Share Exchange, Parent Company acquired 100% of the capital stock of Xunna LTD and consequently, control of the business and operations of Xunna BeiJing. Prior to the Share Exchange, Parent Company was a public reporting company in the development stage that was considered a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). From and after the Closing Date of the Share Exchange, our primary operations consist of the business and operations of Xunna BeiJing.

Contractual Agreements with Xunna BeiJing and its Stockholders

We own 100% of the issued and outstanding capital stock of Xunna TianJin.  On January 31, 2013, Xunna TianJin entered into a series of VIE Agreements with Xunna BeiJing and the two Xunna BeiJing Stockholders.  Pursuant to the VIE Agreements, Xunna TianJin effectively assumed management of the business activities of Xunna BeiJing and has the right to appoint all of the executives and senior management and the members of the board of directors of Xunna BeiJing.  The VIE Agreements are comprised of a series of agreements, including an Exclusive Technical Service and Business Consulting Agreement, Share Pledge Agreement, Proxy Agreement, and Call Option Agreement through which Xunna TianJin has the right and responsibility to advise, consult, manage, operate and control Xunna BeiJing.  The Exclusive Technical Service and Business Consulting Agreement provides, among other things, that Xunna TianJin is entitled to, among other things, 90% of the gross profit arising from Xunna BeiJing operations as service fees.  Additionally, the Xunna BeiJing Stockholders pledged their rights, titles and interest in the equity of Xunna BeiJing as security for Xunna TianJin to collect consulting and services fees provided to Xunna BeiJing through Share Pledge Agreement.  In order to further reinforce Xunna TianJin’s rights to control and operate Xunna BeiJing, the Xunna BeiJing Stockholders granted Xunna TianJin an exclusive right and option to acquire all of their equity interests in Xunna BeiJing through Call Option Agreements.  Accordingly, we have consolidated Xunna BeiJing’s historical financial results in our financial statements as a variable interest entity pursuant to U.S. GAAP following the date of the agreements and combined such results prior to the date of agreements.

Exclusive Technical Service and Business Consulting Agreement

Xunna BeiJing, the Xunna BeiJing Stockholders and Xunna TianJin have entered into an Exclusive Technical Service and Business Consulting Agreement, which provides that Xunna TianJin will provide technical services and business consulting services to Xunna BeiJing.  Such Agreement is effective upon execution and remains effective until terminated by writing by both parties.  The technical services and business consulting services include the exclusive right and responsibility to:

•	Technical support related to the business of Xunna BeiJing;

•	Technical consulting related to the business activities of Xunna BeiJing;

•	Training of the technical personnel and market development personnel for Xunna BeiJing;

•	Assisting Xunna BeiJing in relation to information collection and market research;

•	Business consulting related to the Business of Xunna BeiJing (including but not limited to strategy planning, marketing, content-making, client management and etc.);

•	Providing other technical services and consulting services upon the request of Xunna BeiJing from time to time.

Pursuant to the Exclusive Technical Service and Business Consulting Agreement, Xunna BeiJing agrees to pay fees for the services provided by the Xunna TianJin, including:

•	RMB 2,500 Yuan ($401.93) for fixed service fees and depreciation expenses per month;

•	Sales service fees equivalent to 90% of the total annual gross profit of Xunna BeiJing;

•	Fees for any other technical service and consulting service demanded by Xunna BeiJing from time to time and stipulated by additional agreements by both parties.

Although Xunna TianJin is entitled to Xunna BeiJing’s profits, any distribution of such profits to Xunna TianJin and to us must comply with applicable PRC laws affecting payments from Chinese companies to non-Chinese companies.  See “Risk Factors—Risks Associated With Doing Business in China.”  Xunna BeiJing and the Xunna BeiJing Stockholders agreed not to hire any third party to provide service the same as or similar to that provided by Xunna TianJin without prior written consent of Xunna TianJin. In addition, the Exclusive Technical Service and Business Consulting Agreement also specifies the ownership of intellectual property rights between the parties during the term of the agreement.

Call Option Agreement

Xunna BeiJing, the Xunna BeiJing Stockholders and Xunna TianJin have entered into an Call Option Agreement, pursuant to which (i) the Xunna BeiJing Stockholders granted Xunna TianJin an exclusive and irrevocable option to acquire all of their equity interests in Xunna BeiJing; and (ii) Xunna BeiJing granted Xunna TianJin an exclusive and irrevocable option to acquire all or part of the assets and business of Xunna BeiJing.  The foregoing options are exercisable for the minimum price permitted under Chinese law.

In addition, pursuant to the Call Option Agreement Xunna BeiJing Stockholders promise jointly and severally, among other things, during the term of the Call Option Agreement, without prior consent of Xunna TianJin:

•	not to sale, transfer, mortgage or dispose in any other forms of the Xunna BeiJing’s Shares, or create any security or third party rights on the Xunna BeiJing’s Shares;

•	not to increase or decrease registered capital of Xunna BeiJing;

•	not to dispose or cause the management of Xunna BeiJing to dispose any of its assets (except in the ordinary course of business);

•	not to terminate or cause the management of Xunna BeiJing to terminate material agreements;

•	not to appoint or remove any managing directors or members of the board, supervisors or other management personnel that shall be appointed and removed by the stockholders;

•	not to declare distribution or actually distribute any distributable profits, interests, or dividends;

•	ensure that Xunna BeiJing will not be terminated, liquidated or dissolute;

•	not, in any form, to supplement, change or amend the Articles of Association of Xunna BeiJing.

Proxy Agreement

The Xunna BeiJing Stockholders and Xunna TianJin entered into a Proxy Agreement pursuant to which the Xunna BeiJing Stockholders irrevocably appointed the persons designated by Xunna TianJin with the exclusive right to exercise the Xunna BeiJing Stockholders’ voting rights; including the right to attend the stockholders’ meeting, to exercise voting rights in stockholders’ meetings, to propose to convene temporary stockholders’ meetings, and other voting rights in accordance with articles of association of Xunna BeiJing.  The Proxy Agreement provides that Xunna TianJin is not required to seek opinion from Xunna BeiJing Stockholders prior to exercise their proxy rights; however, Xunna TianJin shall notify Xunna BeiJing Stockholders immediately of any resolution or proposal on convening a temporary stockholders’ meeting after such resolution or proposal is made.  Xunna TianJin is entitled to learn about any information in relation to Xunna BeiJing’s operation, business, customers, finance and employees.

Share Pledge Agreement

In order to guarantee the performance by Xunna BeiJing and the Xunna BeiJing Stockholders of their respective obligations under the VIE Agreements, Xunna BeiJing, the Xunna BeiJing Stockholders and Xunna TianJin entered into a Share Pledge Agreement, pursuant to which the Xunna BeiJing Stockholders pledged to Xunna TianJin all of their equity interest in Xunna BeiJing.  Pursuant to the Share Pledge Agreement, Xunna TianJing may exercise the right to dispose the pledged shares in the event that the Xunna BeiJing Stockholders do not perform their obligation under the VIE Agreements and Xunna BeiJing fails to pay exclusive technology consulting service fee in accordance with the Exclusive Technical Service and Business Consulting Agreement. The Share Pledge Agreement also prohibits the Xunna BeiJing Stockholders from transferring their equity interests in Xunna BeiJing without Xunna TainJin’s written approval.

Item 2.01     Completion of Acquisition or Disposition of Assets.

DESCRIPTION OF OUR BUSINESS

Background and Corporate Structure

1.  Xunna Information Technology Inc.

Xunna Information Technology Inc., the Parent Company, was incorporated on March 22, 2011 in the State of Nevada.  The Parent Company has authorized capital stock consisting 75,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 blank check preferred stock, par value of $0.001 per share.  The Parent Company planned to provide small-size enterprises with internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up internet companies in the People’s Republic of China (“PRC” or China).  As described in detail in Item 1.01 above, on February 4, 2013, Parent Company acquired the stock of Xunna LTD pursuant to the Share Exchange Agreement.  As a result of the acquisition, our principal business became the business of Xunna BeiJing, whose business is set forth in more details below.

The Parent Company has selected June 30 as its fiscal year end.  Parent Company is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of Securities Act of 1933 (the "Securities Act"), since it has a specific business plan or purpose.

2.  Xunna Network Sci-Tech (Beijing) Co., Ltd.

Xunna Network Sci-Tech (Beijing) Co., Ltd., or Xunna BeiJing, is a development-stage company which was incorporated in Beijing, China on April 25, 2011.  It had initial registered capital of RMB 600,000 Yuan ($92,624).  Xunna BeiJing engages in the business of providing certain public relations and marketing services to small to medium size enterprises (i.e., those generally having one hundred or fewer employees); it also plans on offering its services to governmental agencies or authorities.

As more fully described in Item 1.01, “Entry into a Material Definitive Agreement”, on January 31, 2013, Xunna TianJin entered into a series of variable interest entity contractual agreements, or VIE Agreements, with Xunna BeiJing and Xunna BeiJing’s two stockholders, JiaXing Fu and HongLin Tian, whom we refer to as the “Xunna BeiJing Stockholders”.  Pursuant to the VIE Agreements, Xunna TianJin effectively assumed control of the business, operations and financial affairs of of Xunna BeiJing and has the right to appoint all of the directors, executive officers and senior management personnel of Xunna BeiJing.  Xunna TianJin is entitled to receive, among other things, service fees in an amount equal to 90% of the gross profit arising from Xunna BeiJing’s operations. In addition, the Xunna BeiJing Stockholders granted to Xunna TianJin an exclusive option to acquire all of their equity interests in Xunna BeiJing.

Xunna TianJin is an indirect, wholly-owned subsidiary of the Parent Company.  As a result of the VIE Agreements, the Parent Company will consolidate Xunna BeiJing’s financial results in the Parent Company’s financial statements as a variable interest entity pursuant to U.S. GAAP following February 4, 2013.

Mission

Our mission is to provide small-to-medium size businesses and governmental entities with the opportunity to disseminate widely over the internet through our website information and announcements regarding their products, services, activities, developments and recent and future events at reasonable cost.

Services

We assist customers in the effective distribution of information and news regarding their operations, activities, developments and recent and upcoming events.  Specifically, we either (i) obtain such information and news from our customers in the form of press releases or articles, which we may then edit as to form or content, as requested by our customer or as we deem appropriate;  or (ii) obtain information from our customers and prepare articles for them.  We also offer to prepare video presentations regarding our customers.

After obtaining from our customers or producing articles, videos or other materials regarding a customer, we post the material on our website. The content is organized by industry or type of business.  We then make the content available to news websites, search engines and web platforms who have registered with us to have access to the content of our archives.  These registered users are then able to access specific content in our archives and post the material on their websites.

Market for Our Services

We believe that, in order for small-to-medium size enterprises to take advantage of opportunities in the expanding Chinese economy, it is increasingly important for them to engage in internet-based marketing activities. However, many companies, as well as governmental entities, are not able to engage in such activities effectively, whether as a result of budgeting, infrastructure or personnel limitations. Our public relations and marketing capabilities are designed to address this need.

Contracts with Customers

During the period from September 2011 through October 2011, we entered into service contracts with a total of ten customers.  The contracts typically had a term of one year, and, accordingly, each has expired.  We charged customers uniform fees based on (i) the number of articles or videos which the customer wished us to post to our archives; (ii) the number of new websites who download the material for publication on their respective websites; and the nature of the such websites.  (We had, and continue to maintain, a tiered pricing structure based upon the nature of the news websites, such as large, general news websites, or industry-specific websites.)  Under each contract, the customer assured us of the accuracy of the information it provided to us and agreed to indemnity us against any loss or damage we might incur as a result of our inclusion of the information in our archives for distribution to new websites.

We ceased soliciting new clients in late 2011 and early 2012, in advance of the Chinese New Year.  Subsequent to that time, we worked on improving the functionality of our website and the organization and development of sales teams, each consisting of four individuals who solicit new clients and two individuals who conduct interviews of potential clients. We intend to have ten sales teams operating by June 30, 2013.

Subsequent to our completion of the improvement of our website in mid-December 2012, we entered into service contracts with two new customers.  These contracts are in a new standard form which we intend to use with new customers.  Under our new form of contract, we charge customers a fixed fee per article or video which we post on our website. Each article shall contain 300-2000 Chinese characters and one or two pictures.  Each contract will specify the maximum number of articles or videos which we will post on our website for the customer.  The customer must provide a deposit to us at the time we enter into the contract with the customer for that number of articles or videos and pay the balance of the total amount within three days after the contract is signed.

We have the right to refuse to include in our archives any article or video which we believe to contain inaccurate information or the publication of which would violate applicable privacy or copyright laws or any other law.

Contracts with News Websites and Search Engines

We make available articles and videos on behalf of our customers to websites, who we refer to as “members”. The members register on-line with our Xunna website (sometimes referred to in our contracts as “Xunna Reprint Website”).  In order to be eligible to register, the website must meet certain criteria and agree to be bound by rules published by Xunna BeiJing website.  A total of approximately 1,000 news websites and search engines have registered with us.  For purposes of the fees we charge to our customers, we classify the websites and search engines into three categories:

A-Level Websites and Search Engines - A number of the websites which have registered with us are hosted by large new agencies or media companies which are well known in PRC.  In addition, well known search engines and web platforms have also registered with us.

B-Level Websites and Search Engines - Includes provincial level news websites.

C-Level Websites and Search Engines - Includes city and local level news websites and industry-specific websites such as automobile, home appliance, internet technology, real estate, women’s products, health, finance, mechanics and education.

We pay a small fee to our “members” for each article, video or other item of content the member obtains from our archive.

Competition

Although we are not aware of other companies which provide similar web based public relations services to customers, we may face competition from other companies that seek to provide such services in the future. Many of our potential competitors have greater financial resources, longer operating histories and more experience in attracting and retaining and managing customers than we do. They may use their experience and resources to compete with us in a variety of ways, including by competing more heavily for customers and subscribers to the content archived on our website.  They may also invest more heavily in research and development including website technology. Such competition could weaken our brand and impede our development.  We may also face competition from other types of advertising media, such as television, radio newspapers, magazines, yellow pages, billboards and other forms of outdoor media.

Intellectual Property

Our intellectual property consists of proprietary information relating to our website technology (including our interface with subscribers who register to have access to our website), customer lists and other customer-related information.  We rely primarily on trade secrets law and confidentiality agreements with our employees, subscribers to our website and other third parties.  We do not presently own any copyrights, trademarks or patents.  While we believe that we use reasonable efforts to protect our trade secrets, trade secrets are inherently difficult to protect.  As described more fully under “Risk Factors – Risks Related to Our Business,” if we do not effectively prevent disclosure of our confidential information, it is likely that our business, competitive position and prospects would be materially adversely affected.

Seasonality

Although we are a development stage company with no significant historical track record of operations, we anticipate that the rate at which we attract new customers generally will be lower in our first fiscal quarter ending March 31 of each year than in other quarters due to the slowdown in business generally which occurs in advance of and during the Chinese New Year.

Employees

We presently have 34 employees, all of whom serve full-time and none of whom is covered by union contracts.  We consider employee relations to be good and no problems with the workforce are evident.

Governmental Regulations

We are subject to numerous central, provincial and local laws and regulations, which may be changed from time to time in response to economic or political conditions and could have a significant impact upon overall operations.  Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our company.

A.            Governmental Regulations Pertaining to TianJin WFOE

Catalogue of Guidance to Foreign Investment

Foreign investors are permitted to set up a 100% foreign owned enterprise in industries that are conducive to the development of China’s economic benefits, and are not prohibited or restricted by Chinese government. The Catalogue of Guidance to Foreign Investment, promulgated by the National Development and Reform Commission and the Ministry of Commerce in 1995 and most recently amended in 2011, categorizes certain fields of potential investment as either “prohibited,” “restricted” or “encouraged”.

According to The Provisions on Guiding the Orientation of Foreign Investment, projects with foreign investment that do not fall into the categories of “encouraged”, “restricted” or “prohibited” projects shall be deemed as permitted.  In China, scope of a business is usually one sentence description covering all of the present and future activities of the business. TianJin WFOE’s business license states that its business scope is “software information technology consulting and system software development,” which is permitted under Chinese laws.  It is notable that the fact TianJin WFOE obtains the business license itself proves that TianJin WFOE is permitted to conduct business within the scope as set forth in its business license.

B.             Governmental Regulations Pertaining to Xunna BeiJing

In China, certain areas related to the internet, such as telecommunications, internet information services, connections to the international information networks, internet information security and censorship are covered by laws and regulations issued by various China governmental authorities, including:

1)	the Ministry of Industry and Information Technology (MIIT);
2)	the Ministry of Culture (MOC);
3)	the General Administration of Press and Publication (GAPP);
4)	the State Administration for Radio, Film and Television (SARFT);
5)	the National Copyright Administration (NCA);
6)	the State Administration for Industry and Commerce (SAIC);
7)	the State Council Information Office (SCIO);
8)	the Ministry of Commerce (MOFCOM);
9)	the Bureau of Protection of State Secrets;
10)	the Ministry of Public Security.

Regulation on Telecommunications Services

The Telecommunications Regulations, which became effective on September 25, 2000, are the core regulations related to telecommunications services in China. The Telecommunications Regulations set out basic guidelines on different types of telecommunications business activities, including the distinction between “basic telecommunications services” and “value-added telecommunications services.” According to the Catalog of Telecommunications Business (2003 Amendment), implemented on April 1, 2003 and attached to the Telecommunications Regulations, internet information services are deemed to be value-added telecommunications services. The Telecommunications Regulations require the operators of value-added telecommunications services to obtain value-added telecommunications business operation licenses from MIIT or its provincial delegates prior to the commencement of such services. Under these regulations, if the value-added telecommunications services offered include mobile network information services, the operation license for value-added telecommunications business must include the provision of such services in its covered scope.

Internet Information Services

The Administrative Measures on Internet Information Services, or the ICP Measures, issued by the State Council on September 25, 2000 and amended on January 8, 2011, regulate the provision of internet information services. According to the ICP Measures, “internet information services” refer to services that provide internet information to online users, and are categorized as either commercial services or non-commercial services. Pursuant to the ICP Measures, internet information commercial service providers shall obtain an ICP license, from the relevant local authorities before engaging in the providing of any commercial internet information services in China. In addition, if the internet information services involve provision of news, publications, education, medicine, health, pharmaceuticals, medical equipment and other services that statutorily require approvals from other additional governmental authorities, such approvals must be obtained before applying for the ICP license.

Besides the ICP Measures, other relevant measures also ban internet activities that constitute publication of any content that propagates obscenity, pornography, gambling and violence, incite the commission of crimes or infringe upon the lawful rights and interests of third parties, among others. If an internet information service provider detects information transmitted on their system that falls within the specifically prohibited scope, such provider must terminate such transmission, delete such information immediately, keep records and report it to the governmental authorities in charge. Any provider’s violation of these prescriptions will lead to the revocation of its ICP license and, in serious cases, the shutting down of its internet systems.  To the extent that ICP license is required when Xunna BeiJing engages in providing any commercial internet information services business, Xunna BeiJing will apply for the ICP license.

Internet Publication and Cultural Products

The Tentative Measures for Internet Publication Administration, or Internet Publication Measures, were jointly promulgated by the GAPP and the MIIT on June 27, 2002 and became effective on August 1, 2002. The Internet Publication Measures imposed a license requirement for any company that engages in internet publishing, which means any act by an internet information service provider to select, edit and process content or programs and to make such content or programs publicly available on the internet.  To the extent that such license is required, Xunna BeiJing will apply for such required license.

Intellectual Property Rights

a) Software Registration

The State Council and the NCA have promulgated various rules and regulations relating to the protection of software in China. According to these rules and regulations, software owners, licensees and transferees may register their rights in software with the SCB or its local branches and obtain software copyright registration certificates. Although such registration is not mandatory under PRC law, software owners, licensees and transferees are encouraged to go through the registration process because registered software rights may be entitled to better protections.

b) Patents

The National People’s Congress adopted the Patent Law of the People’s Republic of China in 1984 and amended it in 1992, 2000 and 2008. A patentable invention, utility model or design must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a twenty-year term for an invention and a ten-year term for a utility model or design, commencing on the application date. Except under certain specific circumstances provided by law, any third party user must obtain consent or a proper license from the patent owner to use the patent, or else the use will constitute an infringement of the rights of the patent holder.

c) Copyright Law

The Copyright Law of the People’s Republic of China, promulgated in 1990 and amended in 2001 and 2010, and its related implementing regulations, promulgated in 2008, are the principal laws and regulations governing copyright related matters in China. The amended Copyright law covers internet activities, products disseminated over the internet and software products, among the subjects entitled to copyright protections. Registration of copyrights is voluntary, and is administrated by the China Copyright Protection Center.

To address copyright issues relating to the internet, on November 22, 2000, the PRC Supreme People’s Court adopted the Interpretations on Some Issues Concerning Applicable Laws for Trial of Disputes over Internet Copyright, or the Interpretations, which were subsequently amended on December 23, 2003 and November 20, 2006. The Interpretations establish joint liability for internet service providers if they participate in, assist in or abet infringing activities committed by any other person through the internet, are aware of the infringing activities committed by their website users through the internet, fail to remove infringing content or take other action to eliminate infringing consequences after receiving a warning with evidence of such infringing activities from the copyright holder. In addition, internet service providers are liable for copyright infringement if they knowingly upload, transmit or provide any methods, equipment or materials which are intended to bypass or disrupt circumvention technologies designed to protect the copyrights of other individuals. Upon request, internet service providers must provide copyright holders with the registration information of users who are alleged to be guilty of copyright violations, provided that such copyright holders produce relevant evidence of identification, copyright ownership and infringement. Where an internet service provider takes measures to remove the alleged infringing content after receiving a warning from the relevant copyright holder with credible evidence, the PRC courts will not uphold the claim of the alleged perpetrator of such copyright infringement against the internet service provider for breach of contract.

Under the Copyright Law and its implementation rules, anyone infringing upon the copyrights of others is subject to various civil liabilities and penalties, which include ceasing the infringement, eliminating the damages, apologizing to the copyright owners and compensating the copyright owners for such owners’ actual and other losses resulting from such infringement. If the actual loss of the copyright owner is difficult to calculate, the income received by the offender as a result of the copyright infringement shall be deemed to be the actual loss; or if such income is in itself difficult to calculate, the relevant PRC court may decide the amount of the actual loss up to RMB500,000 Yuan for each infringement.

To address the problem of copyright infringement related to content posted or transmitted on the internet, the PRC National Copyright Administration and MIIT jointly promulgated the Measures for Administrative Protection of Internet Copyright on April 29, 2005. These measures, which became effective on May 30, 2005, apply to acts of directly providing services such as uploading, storing, linking or searching works, audio or video products, or other content through the internet based on the instructions of internet users who publish content on the internet, or Internet Content Providers, without editing, amending or selecting any stored or transmitted content. When imposing administrative penalties under the Act for infringement of   any users’ right of communication through information networks, the Measures for Imposing Copyright Administrative Penalties, promulgated in 2009, will be applied.

When a copyright holder finds that certain internet content infringes upon its copyright and sends a notice to the relevant internet information service operator, such operator is required to (i) immediately take measures to remove the relevant content, and (ii) retain all infringement notices for six months and record the content, display time and IP addresses or the domain names related to the infringement for 60 days.  If any content is removed by an internet information service operator according to the notice of a copyright holder, the content provider may deliver a counter-notice to both the internet information service operator and the copyright holder, stating that the removed content does not infringe upon the copyright of other parties. After the delivery of such counter-notice, the internet information service operator may immediately reinstate the removed content and shall not bear administrative legal liability for such reinstatement.

An internet information service operator may be subject to cease-and-desist orders and other administrative penalties such as confiscation of illegal income and fines, if it is clearly aware of a copyright infringement through the internet or, although not aware of such infringement, it fails to take measures to remove relevant content upon receipt of the copyright owner’s notice of such infringement and, as a result, damages public interests. Where there is no evidence to indicate that an internet information service operator is clearly aware of the existence of copyright infringement, or the internet information service operator has taken measures to remove relevant contents upon receipt of the copyright owner’s notice, the internet information service provider shall not bear the relevant administrative legal liabilities.

On May 18, 2006, the State Council issued the Protection of the Right of Communication through Information Network, which took effect on July 1, 2006. Under this regulation, an internet information service provider may be exempt from indemnification liabilities under the following circumstances:

•
Any internet information service provider that provides automatic internet access service upon instructions from its users or provides automatic transmission service for works, performances and audio-visual products provided by its users is not required to assume indemnification liabilities if (a) it has not chosen or altered the transmitted works, performance and audio-visual products and (b) it provides such works, performances and audio-visual products to the designated users and prevents any persons other than such designated users from obtaining access.

•
Any internet information service provider that, for the sake of improving network transmission efficiency, automatically stores and provides to its own users relevant works, performances and audio-visual products obtained from any other internet information service providers, is not required to assume indemnification liabilities if (a) it has not altered any of the works, performance or audio-visual products that are automatically stored; (b) it has not prevented such original internet information service provider from identifying where the users obtained the relevant works, performance and audio-visual products; and (c) when the original internet information service provider revises, deletes or shields the works, performances and audio-visual products, it will automatically revise, delete or shield the same.

•	Any internet information service provider that provides its users with information memory space for such users to provide work, performances and audio-visual products to the general public via an informational network are not required to assume indemnification liabilities if (a) it clearly indicates that the information memory space is provided to the users and publicizes its own name, contact person and web address; (b) it has not altered the work, performance and audio-visual products that are provided by the users; (c) it is not aware of or has no reason to know that the works, performances and audio-visual products provided by the users infringe upon the copyrights of others; (d) it has not directly derived any economic benefit from the providing of the works, performances and audio-visual products by its users; and (e) after receiving a notice from the copyright holder, it promptly deletes the allegedly infringing works, performances and audio-visual products pursuant to the relevant regulation.

d) Domain Name

In September 2002, the CNNIC issued the Implementing Rules for Domain Name Registration setting forth detailed rules for registration of domain names. On November 5, 2004, the MIIT promulgated the Measures for Administration of Domain Names for the Chinese Internet, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names. In February 2006, the CNNIC issued the Measures on Domain Name Dispute Resolution and relevant implementing rules, pursuant to which the CNNIC can authorize a domain name dispute resolution institution to decide upon the disputes.   We have registered the domain name, www.xunna.com with the CNNIC.

e) Trademark

The PRC Trademark Law, adopted in 1982 and amended in 1993 and 2001, with its implementation rules adopted in 2002, protects registered trademarks in China. The Trademark Office of the SAIC handles trademark registrations and grants a protection term of ten years to registered trademarks. Trademark license agreements must be recorded with the Trademark Office.

Internet Infringement

On December 26, 2009, the Standing Committee of National People’s Congress promulgated the Tort Law of the People’s Republic of China, or the Tort Law, which became effective on July 1, 2010. Under the Tort Law, an internet user or an internet service provider that infringes upon the civil rights or interests of others through using the internet assumes tort liability. If an internet user infringes upon the civil rights or interests of another through using the internet, the person being infringed upon has the right to notify and request that the internet service provider whose internet services are facilitating the infringement take necessary measures including the deletion, blocking or disconnection of an internet link. If, after being notified, the internet service provider fails to take necessary measures in a timely manner to end the infringement, it will be jointly and severally liable for any additional harm caused by its failure to act. According to the Tort Law, civil rights and interests include personal rights and rights of property, such as right to life, right to health, right to name, right to reputation, right to honor, right of portraiture, right of privacy, right of marital autonomy, right of guardianship, right to ownership, right to usufruct, right to security interests, copyrights, patent rights, exclusive rights to use trademarks, rights to discovery, rights to equity interests and rights of heritage, among others.

Information Security and Censorship

Internet content in China is regulated and restricted from a state security standpoint. The National People’s Congress, China’s national legislative body, enacted the Decisions on the Maintenance of Internet Security on December 28, 2000, that may subject persons to criminal liabilities in China for any attempt to: (i) gain improper entry to a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information or (v) infringe upon intellectual property rights.

In 1997, the Ministry of Public Security issued the Measures for Security Protection Administration of the International Networking of Computer Information Networks, which prohibits using the internet in ways which, among others, result in a leakage of state secrets or a spread of socially destabilizing content. The Ministry of Public Security has supervision and inspection powers in this regard, and relevant local security bureaus may also have jurisdiction. If an ICP license holder violates these measures, the PRC government may revoke its ICP license and shut down its websites.

Privacy Protection

PRC laws and regulations do not prohibit internet content providers from collecting and analyzing their users’ personal information if appropriate authorizations are obtained. PRC laws and regulations prohibit internet content providers from disclosing any information transmitted by users through their networks to any third parties without their authorization unless otherwise permitted by law. If an internet content provider violates these regulations, the MIIT or its local bureaus may impose penalties and the internet content provider may be liable for damages caused to its users.

C.            Governmental Regulation Pertaining to Both TianJin WFOE and Xunna BeiJing

Enterprise Income Tax (“EIT”)

The PRC enterprise income tax is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules. On March 16, 2007, the National People’s Congress of China enacted the New EIT Law, which became effective on January 1, 2008. On December 6, 2007, the State Council promulgated the implementation rules to the New EIT Law, which also became effective on January 1, 2008. The New EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions, and terminates most of the tax exemptions, reductions and preferential treatment available under the previous tax laws and regulations.

Value Added Tax

On November 16, 2011, the Ministry of Finance (“MOF”) of China and the State Administration of Taxation (“SAT”) jointly released the Notice on Promulgation of the “Pilot Scheme for Replacing Business Tax with Value-Added Tax” (“Circular 110”) to pave the way of replacing Business Tax (“BT”) with Value Added Tax (“VAT”) for the transportation, technology, creative, logistics, authentication and consulting, and movable property leasing industries. The VAT reform was launched by a pilot program in Shanghai. Circular Cai Shui [2012] No.71 (“Circular 71”) dated July 31, 2012 expanded the VAT pilot program to Beijing, Tianjin, Jiangsu, Zhejiang (including Ningbo), Anhui, Fujian (including Xiamen), Hubei, Guangdong (including Shenzhen) (the “Expanded Locations; Shanghai and the Expanded Locations are referred to jointly as the “Pilot Locations”) between August 1, 2012 and December 31, 2012. In Circular 71, the MOF and the SAT also confirmed that the pilot program rules applicable in each of the Expanded Locations will be the same as in Shanghai.

The pilot program has been implemented in Shanghai since January 1, 2012. To facilitate the expansion of the pilot program in the Expanded Locations, the MOF and the SAT issued several regulations and rules regarding the implementation of the VAT rules, including Circulars Caishui [2011] 131, [2011] 132, [2011] 133 and [2012] 53.

Sectors and Rates

Modern service sectors (“VAT- Taxable Services”) are affected by the VAT reform.  The VAT rates for various VAT-Taxable Service ranges from 6% to 17% and the applicable VAT rate for Xunna BeiJing is 6%.

Labor Laws and Social Insurance

The principle laws that govern employment include:

·
Labor Law of the People’s Republic of China, promulgated by the Standing Committee of the National People’s Congress on July 5, 1994, effective since January 1, 1995 and amended on August 27, 2009; and

·	Labor Contract Law of the People’s Republic of China, promulgated by the Standing Committee of the National People’s Congress on June 29, 2007 and effective since January 1, 2008.

According to the Labor Law and Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. All employers are required to 1) establish a system for labor safety and sanitation, 2) strictly comply with state rules and standards, and 3) provide employees with workplace safety training. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative penalties. For serious violations, criminal liability may arise.

In addition, employers in China are required to provide employees with welfare programs covering pension benefits, unemployment benefits, maternity benefits, work-related injury benefits, medical benefits and housing funds.  Xunna BeiJing is in compliance with the labor laws and regulations described above.

Foreign Exchange Regulations

            We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency.  In China, SAFE regulates the conversion of RMB into foreign currencies. Currently, FIEs (companies incorporated in China with investments from non-PRC enterprises, organizations or individuals) are required to apply for “Foreign Exchange Registration Certificates,” which permit the FIE to open foreign currency accounts, including “current accounts” and “capital accounts”. Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, trade and service-related foreign exchange transactions, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

            On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the redemption by a foreign-invested enterprise of foreign currency into RMB by restricting how the converted RMB may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in RMB converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in RMB converted from foreign currencies. The use of such RMB capital may not be changed without SAFE’s approval, and may not in any case be used to repay RMB loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

            On July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar.  Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar.

 PRC M&A Rule, Circular 75 and Circular 638

            On August 8, 2006, six Chinese government agencies, namely, the MOFCOM, the SAIC, the China Securities Regulatory Commission (CSRC), the State Administration of Foreign Exchange (SAFE), the State Assets Supervision and Administration Commission (SASAC), and the State Administration for Taxation (SAT), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, referred to as the “New M&A Rules”, which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles,” that are (1) formed for the purpose of overseas listing of the equity interests of Chinese companies via acquisition and (2) are controlled directly or indirectly by Chinese companies and/or Chinese individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.

Based on our understanding of current Chinese Laws and pursuant to a legal opinion, dated January 31, 2013, that we received from Da Cheng Law Firm, (i) TianJin WFOE was incorporated by a foreign investor and was not deemed to be an acquisition of the equity or assets of a “Chinese domestic company” as such term is defined under the New M&A Rules and (ii) no provision in the New M&A Rules clearly classifies the contractual arrangements between TianJin WFOE and Xunna BeiJing as a type of transaction falling within the New M&A Rules.

            The SAFE issued a public notice in October 2005, or the SAFE Circular No. 75, requiring Chinese residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of Chinese companies, referred to in the SAFE Circular No. 75 as special purpose vehicles, or SPVs. Chinese residents who are stockholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before June 30, 2006. Further, Chinese residents are required to file amendments to their registrations with the local SAFE branch if their SPVs undergo a material event involving changes in capital, such as changes in share capital, mergers and acquisitions, share transfers or exchanges, spin-off transactions or long-term equity or debt investments.

            Pursuant to the Circular 698, when a foreign investor transfers the equity interests of a Chinese resident enterprise indirectly via disposing of the equity interests of an overseas holding company, an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report such Indirect Transfer to the tax authority of the Chinese resident enterprise. The Chinese tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid Chinese tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and, as a result, gains derived from such Indirect Transfer may be subject to Chinese withholding tax at the rate of up to 10%. Circular 698 also provides that, where a non-Chinese resident enterprise transfers its equity interests in a Chinese resident enterprise to its related parties at a price lower than the fair market value, the tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

            If within two years of formation the applicable PRC authorities determine that TianJin WFOE lacks a business in the ordinary course, TianJin WFOE may be deemed to be a wholly foreign owned holding company and therefore the relevant PRC authority may determine that TianJin WFOE’s purchase of shares of Xunna BeiJing pursuant to the Option Agreement may be subject to approvals required under the new M&A Rule.

 Management believes that Xunna BeiJing currently does not have all material licenses, permits and approvals necessary for our current operations.  Licensing or permitting authorities could refuse to issue Xunna BeiJing’s licenses or permits if it fails to comply with the terms of such permits or licenses, and additional permits could in the future be required for Xunna BeiJing’s existing or expanded operations. If licenses, permits or approvals necessary for Xunna BeiJing’s operations are unavailable or unduly delayed, our ability to conduct our business could be substantially and adversely affected.

RISK FACTORS
Risks Related to Our Business

As a public relations services company, our revenues are highly susceptible to declines as a result of unfavorable economic conditions.

The strength and duration of the economic recovery has varied across geographic regions, and areas of uncertainty about the prospects for continued improvements in the global economy and a degree of caution on the part of some marketers continue to have an effect on the demand for public relations and marketing services. The marketing services industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy generally. Marketing budgets which include discretionary components are easier to reduce in the short term than other operating expenses. If our business is significantly adversely affected by unfavorable economic conditions, a decrease in our revenue could pose a challenge to our cash generation from operations.

Economic and market conditions may adversely affect our business, financial condition and results of operations.

Economic downturns, which have resulted in declines in corporate spending, decreases in consumer confidence and tightening in the credit markets, may adversely affect our financial condition and the financial condition and liquidity of our customers. Among other things, these economic and market conditions may result in:

•	reductions in the corporate budgets, including marketing and public relations spending of our customers and potential customers;

•	declines in demand for our services;

•	decreases in collections of our customer receivables;

•	insolvency of our key vendors; and

•	volatility in interest rates and decreases in investment income.

Any of these events, which are outside of our scope of control, would likely have an adverse effect on our business, financial condition, results of operations and cash flows.

If our clients experience financial distress, their weakened financial position could negatively affect our own financial position and results.

At any given time, one or more of our clients may experience financial difficulty, file for bankruptcy protection or go out of business. Unfavorable economic and financial conditions could result in an increase in client financial difficulties that affect us. The direct impact on us could include reduced revenues and write-offs of accounts receivable and expenditures billable to clients, and if these effects were severe, the indirect impact could include impairments of intangible assets, credit facility covenant violations and reduced liquidity.

Our revenue could decline if we fail to effectively manage our existing network of customers and our growth could be impeded if we fail to enter into relationships with new customers.

We rely on customers to provide content for our library of articles, videos and other materials.  If a customer decides not to make such content available to us, we may not be able to replace that material with other sources quickly enough to fulfill the demand of our registered users. This would result in lost revenue.  We attract customers based upon the wide variety of registered users who view our site and ultimately publish our press releases.  To attract registered users, we must maintain a consistent supply of attractive press releases. Our ability to attract and retain registered users will depend on various factors, some of which are beyond our control. These factors include, but are not limited to: our ability to introduce new, varied and quality press releases that meet their needs and our ability to efficiently manage our existing press release inventory.

We cannot assure you that any of our customers will continue to use our services to the same extent, or at all, in the future. A loss of a significant number of customers would adversely affect our financial condition and results of operations.

The markets for our online public relations services are emerging, which makes it difficult to evaluate our business and future prospects and may increase the risk of your investment.

The market for online public relations services is relatively new and emerging, making our business and future prospects difficult to evaluate. Many large and mid-sized companies have often invested substantial personnel and financial resources in their PR departments, and may be reluctant or unwilling to migrate to our service. Many small businesses may have a single individual fulfilling multiple roles for marketing, if they have any marketing resource at all.  Our success will depend to a substantial extent on the willingness of companies of every size to increase their use of or begin using our form of online public relations services. You must consider our business and future prospects in light of the challenges, risks and difficulties we encounter in the new and rapidly evolving market of cloud marketing solutions. These challenges, risks and difficulties include the following:

•              generating sufficient revenue to attain or, if attained, maintain profitability;

•              managing growth in our operations;

•              managing the risks associated with developing new services and modules;

•              attracting and retaining customers; and

•              attracting and retaining key personnel.

We may not be able to successfully address any of these challenges, risks and difficulties, including the other risks related to our business and industry described below. Further, if businesses do not perceive the benefits of our public relations services, then the market may not develop further, or it may develop more slowly than we expect, either of which would adversely affect our business, financial condition and results of operations.

We face significant competition and may suffer from loss of customers and registered users as a result.

Although we are not aware of other companies which provide similar web based public relations services to customers, we may face competition from other companies that seek to provide such services in the future. Many of our potential competitors have greater financial resources, longer operating histories and more experience in attracting and retaining and managing customers than we do. They may use their experience and resources to compete with us in a variety of ways, including by competing more heavily for customers and registered users to the content archived on our website.  They may also invest more heavily in research and development including website technology. Such competition could weaken our brand and impede our development.  We may also face competition from other types of advertising media, such as television, radio newspapers, magazines, yellow pages, billboards and other forms of outdoor media. Many companies in China allocate, and may continue to allocate, most of their marketing or public relations budgets to traditional advertising media and only a small portion of their budgets to online public relations and other forms of advertising media. If these companies do not devote a larger portion of their marketing or public relations budgets to online public relations services provided by us, or if our existing customers reduce the amount they spend on online public relations, our results of operations and growth prospects could be adversely affected.

A majority of our services are sold pursuant to customer agreements, and if our existing customers elect either not to renew these agreements or renew these agreements for the dissemination of less content, our business, financial condition and results of operations will be adversely affected.

Our services are sold pursuant to customer agreements and our customers have no obligation to renew these agreements. As a result, we may not be able to consistently and accurately predict future renewal rates. Our customers’ renewal rates may decline or fluctuate or our customers may renew for fewer press releases as a result of a number of factors, including their level of satisfaction with our services, budgetary or other concerns, and the availability and pricing of competing services. Additionally, we may lose our customers due to the high turnover rate in the marketing or public relations departments of small and mid-sized companies. If large numbers of existing customers do not renew these agreements, or renew these agreements, and if we cannot replace or supplement those non-renewals with new agreements generating the same or greater level of revenue, our business, financial condition and results of operations will be adversely affected.

If we experiences low rates of customer acquisition or high rates of customer turnover, our ability to become profitable will decrease.

The Company’s rate of customer acquisition and turnover may be affected by numerous factors, including the number of registered users we are able to attract, our ability to provide competitive pricing, the number of press releases we are able to publish through the various registered users, and the quality of our press releases and other competitive factors. A high rate of customer turnover or low rate of new customer acquisition would reduce revenues and increase the total marketing expenditures required to attract the minimum number of customers required to sustain our business plan which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We are a development stage company.

We were organized in March 2011. As noted above, we conduct our operations through Xunna Beijing which was organized in April 2011. Xunna Beijing has very limited operating history and continues to be in its development stage.  There can be no assurance that the Company will derive sufficient revenues and have sufficient funds available to successfully develop its business.  The operations of the Company will be subject to the risks inherent in the establishment of a new enterprise and to the uncertainties arising from the absence of any significant operating history.  Moreover, there can be no assurance that the Company’s operations will ever be competitive or profitable.

Our business model continues to evolve, which may cause our results of operations to fluctuate or decline.

Our business continues to evolve, expanding into new markets and new service areas, and is therefore subject to additional risk and uncertainty. We anticipate that our future financial performance and revenue growth will depend, in part, upon the growth of these services and expansion beyond our current services.  As more of our sales efforts are targeted at small business customers that are more substantively affected by economic conditions than the large and mid-sized business sectors, economic downturns may cause potential and existing small business customers to fail to purchase our solutions, which could limit our revenue in the future.  We have increased sales of our services to small and mid-sized businesses that frequently have limited budgets and may be more likely to be significantly affected by economic downturns than their larger, more established counterparts.  If small and mid-sized companies experience economic hardship, they may be unwilling or unable to expend resources on marketing, which would negatively affect demand for our services, increase customer attrition and adversely affect our business, revenue, financial condition and results of operations.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we cannot raise additional capital as needed, our ability to execute our business plan and grow our company may be in jeopardy.

We believe we currently have sufficient capital necessary for the effective implementation of our business plan. However, our future capital requirements depend on a number of factor, including our ability to grow our revenues, manage our business and control our expenses.   We may need to raise significant additional capital to fund the future growth of our Company, including advertising and marketing, continued investment in growing our client base and website development.   We presently do not have any available credit, bank financing or other external sources of liquidity.  Due to our limited history and historical operating losses, our operations have not been a source of liquidity.  We may need to obtain additional capital in order to expand operations and become profitable.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.  We anticipate that we will have certain difficulties raising capital given the development stage of our Company and the current uncertainties in the capital markets.  Accordingly, we cannot assure you that additional working capital will be available to us upon terms acceptable to us.  If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations.  In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our Company.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our services.

Increasing our customer base and achieving broader market acceptance of our services will depend to a significant extent on our ability to expand our sales and marketing operations. We plan to continue to expand our direct sales force which may require us to invest significant financial and other resources. Our business will be seriously harmed if our efforts do not generate a corresponding significant increase in revenue. We may not achieve anticipated revenue growth from expanding our direct sales force if we are unable to hire and develop talented direct sales personnel, if our new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if we are unable to retain our existing direct sales personnel.

We may lose or fail to attract and retain key employees and management personnel.

Our employees, including creative, digital, research, media and account specialists, and their skills and relationships with clients, are among our most valuable assets. Additionally, the Company will place substantial reliance on the business and industry experience and the institutional knowledge of members of the senior management team of the Company.  An important aspect of our competitiveness is our ability to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award and other factors which may be beyond our control. In addition, the public relations and marketing services industry is characterized by a high degree of employee mobility. If we were to fail to attract key personnel or suitable members of senior management or lose them to competitors or clients, our business and results of operations could be adversely affected.  Finding suitable replacements for any key employee or member of senior management on a timely basis and on terms acceptable to the Company could be difficult, and there may be significant competition for such personnel of similar experience.  The Company does not carry key person insurance on any member of its senior management.

If we fail to develop our brand, our business may suffer.

We believe that developing and maintaining awareness of our brand is critical to achieving widespread acceptance of our existing and future services and is an important element in attracting new customers. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful public relations services. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

If our services do not maintain market acceptance, our business, financial condition and results of operations could be adversely affected.

We have developed our own website and are building an inventory of customer content that we make available to our registered users. If our services do not maintain market acceptance among a wide variety of registered users, current customers may not continue to renew their agreements with us, and it may be more difficult for us to acquire new customers.  Our content distribution service is a trusted information source.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

We collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy.  Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information and regulatory penalties, disrupt our operations and the services we provide to customers and damage our reputation, and cause a loss of confidence in our services, which could adversely affect our business/operating margins, revenues and competitive position.

We may not be able to adequately adapt to changes in technology

The public relations and marketing services industries are characterized by rapid technological change, evolving industry standards, changing customer preferences and new product and service introductions. Our future success will depend on our ability to keep pace with changes in the markets in which we provide services. We cannot be sure that we will be successful in developing new services addressing evolving technologies in a timely or cost-effective manner or, if these services are developed, that we will be successful in the marketplace. In addition, we cannot be sure that products, services or technologies developed by others will not render our services less competitive. Our failure to address the demands of the rapidly evolving technological environment could have a material adverse effect on our business, results of operations and financial condition. The markets we serve are highly competitive. Our competitors may develop services which make our offerings obsolete. Our ability to develop and implement up to date services utilizing new technologies which meet evolving customer needs in consulting and systems integration and technology outsourcing markets will impact our future revenue growth and earnings.

Additionally, changes in technology may limit the competitiveness of and demand for our services. The online public relations industry is subject to technological advancements, and changing customer needs and preferences. Also, our customers continue to adopt new technology for business and personal uses. We must anticipate and respond to these industry and customer changes in order to remain competitive within our market. Our inability to respond to new competitors and technological advancements could impact all of our business.

We may not be able to adequately protect our intellectual property.

Third parties may claim that we are infringing their intellectual property rights. We may violate the rights of others without our knowledge. We may expose ourselves to additional liability if we agree to indemnify our clients against third party infringement claims. If the owner of intellectual property establishes that we are infringing its intellectual property rights, or that our intellectual property rights are invalid, we may be forced to change our website or services, and such changes may be expensive or impractical. We may then be forced to seek royalty or license agreements from the owner of such rights. If we are unable to agree on acceptable terms, we may be required to discontinue the sale of key products or halt other aspects of our operations. In addition, we may also be liable for significant financial damages for a violation of intellectual property rights, and we may incur significant expense in connection with indemnifying our clients against losses suffered by them. Any adverse result related to violation of third party intellectual property rights could materially and adversely harm our business, financial condition and results of operations. Even if intellectual property claims brought against us are without merit, they may result in costly and time consuming litigation, and may divert our management and key personnel from operating our business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

        To protect a substantial amount of our business, we have chosen to rely primarily on trade secrets law rather than seeking protection through patents. Trade secrets are inherently difficult to protect. In order to protect our intellectual property rights, including our proprietary technology and trade secrets, we rely in part on confidentiality agreements with our employees, licensees and other third parties. These measures and agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. While we believe we use reasonable efforts to protect our trade secrets, we could potentially lose future trade secret protection if any unintentional or willful disclosure by our directors, or employees, of such information occurs, including disclosure by employees during or after the termination of their employment with us, in particular if they were to join one of our competitors. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position. In addition, if we are unable to prevent third parties from infringing or misappropriating our copyrights, trademarks or other proprietary information, our competitive position could be adversely affected.

We may not be able to obtain all material licenses.

As described above under the Governmental Regulations Pertaining to both TianJian WFOE and Xunna BeiJing, Management believes that Xunna BeiJing currently does not have all material licenses, permits and approvals necessary for our current operations.  Licensing or permitting authorities could refuse to issue Xunna BeiJing’s licenses or permits if it fails to comply with the terms of such permits or licenses, and additional permits could in the future be required for Xunna BeiJing’s existing or expanded operations. If licenses, permits or approvals necessary for Xunna BeiJing’s operations are unavailable or unduly delayed, our ability to conduct our business could be substantially and adversely affected.

We are susceptible to undetected software errors, or “bugs”, that could reduce revenue, market share, and demand for our products and cause our business to encounter difficulties.

            Product performance problems could result in lost or delayed revenue, loss of market share, failure to achieve market acceptance, diversion of development resources or injury to our reputation, any of which could have a material adverse effect on our business and financial performance. Software products we might use for our website may contain undetected errors, or bugs, which result in product failures or poor product performance. Our products may be particularly susceptible to bugs or performance degradation because of the emerging nature of Web-based technologies and the stress that may be placed on our products by the full deployment of our products to users. If these problems occur, our business may fail.

We do not presently have a Chief Financial Officer with U.S. public company experience.

We do not presently have a Chief Financial Officer that is familiar with the accounting and reporting requirements of a U.S. public company.  We are in the process providing education and training to our current Chief Financial Officer.  The position of Chief Financial Officer of a U.S. publicly-listed company is critical to the operations of such a company, and any failure of our Chief Financial Officer to act in an effective manner will negatively impact our business.

Risks Related to Doing Business in China

Recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies may negatively impact the market for our common stock, particularly if we become the subject of such criticism and negative publicity.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the Securities and Exchange Commission (the "SEC").  Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.   As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless.  Many of these companies are now subject to stockholder lawsuits, SEC enforcement actions and are conducting internal and external investigations into the allegations.  It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price.  If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to spend significant resources to investigate such allegations and/or to defend our company.  This situation will be costly and time consuming and distract our management from growing our company.  If such allegations are not proven to be groundless, our company and business operations would be severely damaged and your investment in our stock could be rendered worthless.

Economic, political and social conditions in China are subject to significant uncertainty and could affect our business.

All of our operations are located in China and our business is subject to political and economic uncertainties in China.  The economy of China differs from the economies of most developed countries in many respects, including the level of government involvement, the level of development, control of foreign exchange, and methods for allocating resources. A substantial portion of productive assets in China are owned by the Chinese government.  Changes in Chinese policies, laws and regulations, or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on imports, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises may occur from time to time without notice and could have an adverse effect on our business.  Nationalization or expropriation could result in the total loss of our investment in China. We have no control over most of these risks and may not be able to anticipate changes in Chinese economic and political conditions.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province where we operate our business.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  The Chinese central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditure and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue the support for recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of the economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

If relations between the United States and China worsen, our share price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues.  Any political or trade controversies between the United States and China in the future could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

We derive all of our sales from China and a slowdown or other adverse developments in the Chinese economy may adversely affect our customers, demand for Services and our business.

All of our revenues are generated in China.  The significant recent growth of China’s economy in recent years may not continue.  We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the Chinese economy that may affect demand for our services.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may reduce the demand for our services and adversely affect our business.  In addition, the Chinese government may take action to slow the pace of the Chinese economy growth.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and materially and adversely affect our business.

We may have limited legal recourse under Chinese law if disputes arise under our contracts with third parties.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  Their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  If our business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we will face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of any company we may acquire.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.  Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, may prevent us from succeeding in these situations.  In addition, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have an adverse impact on our operations.

Because our principal assets are located, and our directors, executive officers and employees reside outside the United States, it may be difficult for you to enforce your rights or claims against our assets, directors, officers and employees based on the United States federal securities laws or to enforce judgments of the United States courts against us or them in China.

Our directors, officers and key employees reside in China.  In addition, our principal operating business and all of our assets are located in China.  China does not have a treaty with the United States providing for the reciprocal recognition and enforcement of judgments of courts.   It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or China and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in Chinese courts.  Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement against us or our officers and directors for criminal penalties, under the United States federal securities laws or otherwise.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees familiar with these concepts, practices and systems to work in China.  As a result of these factors, and especially given that we expect to be a publicly listed company in the U.S.  and subject to regulation as such, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

If the Chinese Government adopts a more flexible currency policy, exchange rates between the U.S. Dollar and Chinese Renminbi may not remain stable.

Our reporting currency is the U.S. dollar and our operations in China use local currency, Renminbi.  Substantially all of our revenue and expenses are in Chinese Renminbi.  We are subject to the effects of exchange rate fluctuations with respect to either of these currencies.  For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market.  Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar.   However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar.  Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies.  It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar.  The Chinese Renminbi may not be stable against the U.S. dollar or any other foreign currency.

If Chinese Renminbi were to decline in value our revenues may be reduced in U.S. dollar terms.

Our financial statements are translated into U.S. dollars at the average exchange rates in each applicable period.  To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations.  Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations.  We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign consolidated subsidiaries into U.S. dollars in consolidation.  If there is a change in foreign currency exchange rates, the conversion of the foreign consolidated subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income.  In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency.  Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a translation gain or loss.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks.  The availability and effectiveness of any hedging transaction may be limited and we may not be able to hedge our exchange rate risks.

The application of Chinese regulations relating to the overseas listing of Chinese domestic companies is uncertain.

On August 8, 2006, six Chinese government agencies, namely, the Ministry of Commerce, or MOFCOM, the State Administration for Industry and Commerce, or SAIC, the China Securities Regulatory Commission, or CSRC, the State Administration of Foreign Exchange, or SAFE, the State Assets Supervision and Administration Commission, or SASAC, and the State Administration for Taxation, or SAT, jointly issued the regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which we refer to as the “New M&A Rules”, which became effective on September 8, 2006.  The New M&A Rules purport, among other things, to require offshore “special purpose vehicles,” that are (1) formed for the purpose of overseas listing of the equity interests of Chinese companies via acquisition and (2) are controlled directly or indirectly by Chinese companies and/or Chinese individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.

There are substantial uncertainties regarding the interpretation, application and enforcement of the New M&A Rules and CSRC has yet to promulgate any written provisions or formally declare or state whether the overseas listing of a China-related company structured similar to ours is subject to the approval of CSRC.  Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

Recent Chinese regulations relating to the establishment of offshore special purpose companies by Chinese residents may subject our Chinese resident stockholders or our Chinese subsidiaries to penalties, limit our ability to distribute capital to our Chinese subsidiaries, limit our Chinese subsidiaries’ ability to distribute funds to us, or otherwise adversely affect us.

The State Administration of Foreign Exchange, or “SAFE”, issued a public notice in October 2005, or the SAFE Circular No. 75, requiring Chinese residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of Chinese companies, referred to in the SAFE Circular No. 75 as special purpose vehicles, or SPVs.  Chinese residents who are stockholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before June 30, 2006.  Further, Chinese residents are required to file amendments to their registrations with the local SAFE branch if their SPVs undergo a material event involving changes in capital, such as changes in share capital, mergers and acquisitions, share transfers or exchanges, spin-off transactions or long-term equity or debt investments.

The Xunna BeiJing Stockholders who are Chinese residents are required to file a registration with SAFE pursuant to SAFE Circular No. 75 because the Xunna BeiJing Stockholders currently own equity in the Company.  Any failure by the Xunna BeiJing Stockholders to file their registration with SAFE or any failure by future stockholders of our Chinese subsidiaries who are Chinese residents to comply with the registration procedures set forth in the SAFE Circular No. 75 will restrict and prohibit such individuals from transferring the proceeds from a sale of common stock to China.  If such sales proceeds are transferred to China without SAFE registration, any individual in violation thereof could be subject to a fine imposed by the PRC foreign exchange control agency in an amount of approximately 30% of the sales price as well as criminal liabilities.  See “Description of Business—Governmental Regulations Pertaining to Both TianJin WFOE and Xunna BeiJing—Foreign Exchange Regulation”.

We face uncertainty from the Circular on Strengthening the Administration of Enterprise Income Tax on Non-resident Enterprises' Share Transfer, or Circular 698, released in December 2009 by China's State Administration of Taxation, or the SAT, effective as of January 1, 2010.

Pursuant to the Circular 698 effective as of January 1, 2008, where a foreign investor transfers the equity interests of a Chinese resident enterprise indirectly via disposing of the equity interests of an overseas holding company, which we refer to as an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report such Indirect Transfer to the competent tax authority of the Chinese resident enterprise. The Chinese tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid Chinese tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to Chinese withholding tax at the rate of up to 10%.  Circular 698 also provides that, where a non-Chinese resident enterprise transfers its equity interests in a Chinese resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is uncertainty as to the application of Circular 698.  For example, while the term “indirectly transfer” is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China.  Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise.  As a result, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

We may be considered a resident enterprise of the PRC, and if so, the Enterprise Income Tax Law of PRC relating to PRC taxation on resident enterprise may subject us or our Stockholders to penalties.

The Enterprise Income Tax Law, or the “EIT Law”, of the PRC and its implementing rules provide that enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on global income. Our management is substantially based in the PRC and expects to be based in the PRC in the future.  It is unclear and uncertain how the PRC tax authorities would interpret and implement the EIT Law and its implementing rules and it remains uncertain whether the PRC tax authorities would determine that we are a “resident enterprise” or a “non-resident enterprise”.  If we are deemed as resident enterprise, we will be subject to a 25% enterprise income tax rate.  If we are deemed as resident enterprise, any failure to pay the enterprise income tax may result in a fine imposed by relevant PRC tax authorities in an amount from RMB 2,000 Yuan ($321.54) to RMB10,000 Yuan ($1,607.72) and any failure to pay the income tax within a limited period of time as requested by the PRC tax authorities may result in a fine in an amount from 50% to 500% of the taxes unpaid or underpaid.

Due to various restrictions under Chinese laws on the distribution of dividends by our Chinese operating companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended, the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of China (2006) contain the principal regulations governing dividend distributions by wholly foreign-owned enterprises.  Under these regulations, wholly foreign-owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.  Additionally, we are required to set aside a certain amount of its accumulated profits each year, if any, to fund certain reserve funds.  These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.   Xunna BeiJing is required to annually transfer 10% of its net income, as determined in accordance with the PRC’s accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of Xunna BeiJing’s registered capital.

The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China.  We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the profits of Xunna BeiJing.  Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.   If we are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The SAFE restrictions or changes in foreign exchange regulations in China may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency.  The restrictions on currency exchanges may limit our ability to use revenues generated in RMB to make dividends or other payments in United States dollars.  The Chinese government strictly regulates conversion of RMB into foreign currencies.  Over the years, foreign exchange regulations in China have significantly reduced the government’s control over routine foreign exchange transactions under current accounts.  In China, SAFE regulates the conversion of the RMB into foreign currencies.  Pursuant to applicable Chinese laws and regulations, foreign invested enterprises incorporated in China are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, trade and service-related foreign exchange transactions, etc.) can be effected without requiring the approval of SAFE, instead only to be registered with the SAFE.  However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.  In addition, failure to obtain approval from SAFE for currency conversion on the capital account may adversely impact our capital expenditure plans and our ability to expand in accordance with our desired objectives.

All of our income is derived from the profits of Xunna BeiJing through the VIE Agreements.  SAFE restrictions may delay the payment of dividends, since we have to comply with certain procedural requirements and we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the profits of Xunna BeiJing, and it thus may delay our payment of dividend to the equity holders.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and are required to obtain the approval of and need to register with PRC government authorities, including SAFE.  In particular, if Xunna BeiJing, our PRC VIE entity, borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance Xunna BeiJing by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or their respective local counterparts.  These limitations could affect Xunna BeiJing’ ability to obtain foreign exchange through debt or equity financing.

The Chinese government may also at its discretion restrict current account transactions to future foreign currencies.  If the foreign exchange control system prevents us from obtaining foreign currency, we may be unable to pay dividends or meet obligations that may incur in the future that require payments in foreign currency.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.   We have no formal policies in place to prevent our employees or other agents from engaging in such conduct.  If such conduct is undertaken, we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties, which could adversely impact our business and results of operations.

Risks Related to our Corporate Structure

The Chinese government may determine that the VIE Agreements which we utilize to operate Xunna BeiJing are not in compliance with applicable Chinese laws, rules and regulations and that they are therefore unenforceable.

In China it is widely understood that foreign investment enterprises, or FIEs, are forbidden or restricted from engaging in certain businesses or industries which are sensitive to the economy.  As we intend to centralize our management and operation in China without being restricted to conduct certain business activities which are important to our current or future business but are restricted or might be restricted in the future, we believe our VIE Agreements will be essential for our business operation.  Pursuant to the terms of the VIE Agreements, almost all of our business activities in China are managed and operated by Xunna TianJin through Xunna BeiJing and almost all economic benefits and risks arising from the business of Xunna BeiJing are transferred to Xunna TianJin.

There are risks involved with the operation of Xunna BeiJing under the VIE Agreements.   If the Chinese government determines the VIE Agreement used to control the operating company (Xunna BeiJing) to be unenforceable as they circumvent the Chinese restrictions relating to foreign investment restrictions, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

	imposing economic penalties;

	discontinuing or restricting the operations of Xunna TianJin or Xunna BeiJing;

	imposing conditions or requirements in respect of the VIE Agreements with which Xunna TianJin may not be able to comply;

	requiring us to restructure the relevant ownership structure or operations;

	taking other regulatory or enforcement actions that could adversely affect our business; and

	revoking the business license and/or the licenses or certificates of Xunna TianJin or Xunna BeiJing, and/or voiding the VIE Agreements.

Any of these actions could have an adverse impact on our business, financial condition and results of operations.

We depend upon the VIE Agreements in conducting our operations in China, which may not be as effective as direct ownership.

We conduct our business through our Chinese operating subsidiaries and generate the revenues through the VIE Agreements.  The VIE Agreements may not be as effective in providing us with control over Xunna BeiJing as direct ownership.  The VIE Agreements are governed by Chinese laws and provide for the resolution of disputes through arbitration proceedings pursuant to Chinese laws.  Accordingly, the VIE Agreements will be interpreted in accordance with Chinese laws.  If Xunna BeiJing or its stockholders fail to perform the obligations under the VIE Agreements, we may have to rely on legal remedies under Chinese laws, including seeking specific performance or injunctive relief, and claiming damages, and there is a risk that we may be unable to obtain these remedies.  The legal environment in China is not as developed as it is in other jurisdictions.  As a result, uncertainties in the Chinese legal system could limit our ability to enforce the VIE Agreements.

We conduct substantially all of our operations through our subsidiaries, and our performance will depend upon the performance of our subsidiaries.

We have no operations independent of Xunna BeiJing.  As a result, we are dependent upon the performance of Xunna BeiJing and will be subject to the financial, business and other factors affecting such subsidiary as well as general economic and financial conditions.  As substantially all of our operations are conducted through Xunna BeiJing, we are dependent on the cash flow of Xunna BeiJing to meet our obligations.

Because virtually all of our assets are held by our controlled VIE entity, the claims of our stockholders will be structurally subordinate to all existing and future liabilities and obligations, and trade payables of such VIE entity.  In the event of our bankruptcy, liquidation or reorganization, our assets and those of our subsidiaries will be available to satisfy the rights of our stockholders only after all of Xunna BeiJing’s liabilities and obligations have been paid in full.

The pricing arrangement under the VIE Agreements may be challenged by Chinese tax authorities.

We could face adverse tax consequences if Chinese tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations.  If the Chinese tax authorities determine that the VIE Agreements were not entered into on an arm’s length basis, they may adjust the income and expenses of our company for Chinese tax purposes which could result in higher tax liability.

Any deterioration of the relationship between Xunna TianJin and Xunna BeiJing could adversely affect the overall business operation of our company.

Our relationship with Xunna BeiJing is governed by the VIE Agreements, which are intended to provide us, through our direct ownership of Xunna TianJin, with effective control over the business operations of Xunna BeiJing.  Xunna BeiJing could violate the VIE Agreements, become bankrupt, suffer from difficulties in its business, fail to renew necessary permits and certifications or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputation, business and stock price could be severely harmed.

If Xunna TianJin exercises the purchase options over Xunna BeiJing’s equity pursuant to the VIE Agreements, the payment of purchase prices could adversely affect our financial position.

Under the VIE Agreements, Xunna TianJin holds an option to purchase all or a portion of the equity of Xunna BeiJing at a price of Renminbi 1 Yuan each time when Xunna TianJin exercises the option for whatever portion of the equity interest of Xunna BeiJing.   If applicable Chinese laws and regulations require an appraisal of the equity interest or provide other restrictions on the purchase price, the purchase price shall be the lowest price permitted under the applicable Chinese laws and regulations.  As Xunna BeiJing is already a contractually controlled VIE entity to our company, Xunna TianJin’s purchase of Xunna BeiJing’s equity would not bring immediate benefits to us.

Risks Related to our Common Stock

Our principal stockholder owns a controlling interest in our voting stock and stockholders will not have any voice in our management.

Following completion of the Share Exchange, our principal stockholder will own 62.31% of our outstanding Common Stock. As a result, our principal stockholder will have the ability to control substantially all matters submitted to our stockholders for approval, including:

●	election of our board of directors;
●	removal of any of our directors; and
●	amendment of our certificate of incorporation or bylaws

As a result of his ownership, our principal stockholder is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares by our principal stockholder, or the prospect of these sales, could adversely affect the market price of our Common Stock.

The transfer of the issued and outstanding shares of our common stock is restricted under Rule 144 of the Securities Act.  When the restriction on the transfer of the shares expires and the shares are eligible to be sold in the open market, the price of our common stock could be adversely affected.

All of our presently outstanding shares of common stock are “restricted securities” as defined in Rule 144 under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Under Rule 144, shares of common stock issued by shell companies or former shell companies may be resold if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company,
●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,
●
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●
At least one year has elapsed from the time that the issuer filed current comprehensive disclosure, referred to as “Form 10 information”, with the SEC reflecting its status as an entity that is not a shell company.  The term “Form 10 information” means the information that is required to be disclosed by Form 10, a form used for the registration of a class of securities under Section 12 of the Exchange Act.

As a result, our stockholders will not be able to sell shares of our common stock until one year after the filing the date on which this Report on Form 8-K is filed, unless such shares are registered for resale under the Securities Act or otherwise exempt from registration.

There is currently no market for our common stock, but if a market for our common stock does develop, our stock price may be volatile.

We are listed on the OTCQB. However, as a result of the small number of holders of our common stock, no trading market currently exists. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.  If a market develops, it is anticipated that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

●	The ability to complete the development of our business plan;
●	The market price of our products and services; and

●	The ability to hire and retain competent personal in the future.

You may have difficulty trading and obtaining quotations for our Common Stock.

Our Common Stock is not presently traded. If a trading market for our Common Stock develops in the future, the bid and asked prices for our Common Stock on the OTCQB may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This would severely limit the liquidity of the Common Stock, and would likely reduce the market price of our Common Stock and hamper our ability to raise additional capital.

We have never declared dividends on our common stock and do not plan to do so in the foreseeable future.

We are a development stage company. We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.  Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, legal restrictions imposed by the PRC and other circumstances.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 under the Exchange Act which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

We may from time to time make written or oral “forward looking statements”, including statements in this Report on Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission and in often communication by the Company, that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Overview

The following Management’s Discussion and Analysis (“MD&A”) should be read in conjunction with the financial statements and the accompanying notes to the financial statements included elsewhere in this report.

Xunna Network Sci-Tech (Beijing) Co., Ltd. is a development-stage company which was incorporated in Beijing People’s Republic of China, on April 25, 2011. Xunna Beijing engages in the business of providing certain public relations and marketing services to small to medium size enterprises (i.e., generally those generally having one hundred or fewer employees); it also plans on providing its services to governmental agencies or authorities. Specifically, Xunna Beijing disseminates through the Company’s website information and announcements regarding its customers’ products, services, activities, developments and recent and future events at reasonable cost.

As more fully described in Item 8.01, “Other Events”, on January 31, 2013, Xunna Tianjin entered into a series of variable interest entity contractual agreements, or VIE Agreements, with Xunna Beijing and Xunna Beijing’s two stockholders, Jia Xing Fu and Hong Lin Tian, whom we refer to as the “Xunna Beijing Stockholders”.  Pursuant to the VIE Agreements, Xunna Tianjin effectively assumed control of the business, operations and financial affairs of Xunna Beijing and has the right to appoint all of the directors, executive officers and senior management personnel of Xunna Beijing.  Xunna Tianjin is entitled to receive, among other things, service fees in an amount equal to 90% of the gross profit arising from Xunna BeiJing’s operations. In addition, the Xunna Beijing Stockholders granted to Xunna Tianjin an exclusive option to acquire all of their equity interests in Xunna Beijing. Xunna Tianjin is an indirect, wholly-owned subsidiary of the registrant Xunna Information Technology Inc., a Nevada corporation.

As of April 25, 2011, Xunna Beijing had registered maximum capital of RMB 2.0 million ($317,000). Of that amount, a total of RMB 600,000 ($92,624) was contributed as of December 31, 2011. On June 14, 2012, Xunna Beijing's stockholders transferred all of their interests to two other individuals at the original capital contribution. From July 1, 2012 through August 31, 2012, RMB 4,500,000 (approximately $710,214) was contributed by one of the stockholders. (Xunna Beijing intends to seek regulatory approval for the excess capital contributed by that stockholder.)

Results of Operations

Comparison of nine months ended September 30, 2012 and the period ended September 30, 2011

The following table summarizes our results of operations. The table and the discussion below should be read in conjunction with the financial statements and the notes thereto appearing elsewhere in this report.

	Nine Months Ended		April 25, 2011 (Inception) to September 30, 2011
	2012		2011
		Percentage of Total Sales		Percentage of Total Sales

Net Sales	$5,575		$74
Cost of Sales	28,523	512%	1,885	2547%
Gross Loss	(22,948)	(412)%	(1,811)	(2447)%
Operating Expenses	357,169	6407%	35,998	48646%
Loss From Operations	(380,117)	(6818)%	(37,809)	(51093)%
Other Income	582	10%	53	72%
Income Tax Benefit	-	-	-	-
Net Loss	(379,535)	(6,808)%	$(37,756)	(51022)%

Net sales

Net sales for the nine months ended September 30, 2012 were $5,575, as compared to $74 for the period ended September 30, 2011, an increase of $5,501 or 7434%. The increase in sales was primarily a result of an increase in the number of service contracts signed in the fourth quarter of 2011. Revenues from these contracts were recognized pro-rata on a monthly basis in the nine months ended September 30, 2012. The Company recognized the revenue based on a straight-line basis over the term of the contracts.

Cost of sales

Cost of sales increased $26,638 or 1413% from $1,885 for the period ended September 30, 2011 to $28,523 for the nine months ended September 30, 2012. The increase in cost of goods sold was mainly due to the hiring of media specialists, editors and sales staff.

Gross loss

Gross loss was $22,948 for the nine months ended September 30, 2012, as compared to gross loss of $1,811 for the period ended September 30, 2011, an increase of $21,137 or 1167%. Our gross loss margins were 412% and 2447% for the nine months ended September 30, 2012 and the period ended September 30, 2011, respectively. The decrease in our gross loss margin for the nine months ended September 30, 2012 was mainly due to increase in sales and decrease in cost of sales as percentage of sales resulting from an increase in the number of service contracts signed in the fourth quarter of 2011 which were recognized pro-rata on a monthly basis in the nine months ended September 30, 2012.

Operating Expenses

Total operating expenses were $357,169 for the nine months ended September 30, 2012 as compared to $35,998 for the period ended September 30, 2011, an increase of $321,171 or 892%. This increase in operating expenses was mainly attributable to the increase in selling expenses from payroll incurred related to sales managers and telesales as well as the increase in general and administration expenses due to payroll, depreciation, office supplies, telephone, transportation, travel, rent, and consulting fee for us to become to variable interest entity (“VIE”) of a United States public company.

Other income

Other income was $582 for the nine months ended September 30, 2012 as compared to $53 for the period ended September 30, 2011. This increase in other income was mainly due to increase in bank interest and other non-operating income.

Income tax

Income tax for the nine months ended September 30, 2012 and the period ended September 30, 2011 is zero as a full valuation allowance on the tax benefits arising from the net operating losses was provided. Tax benefit can be carried forward for next five years based on the Income Tax Law of the PRC. However, the Company believes the realization of tax benefits from these losses is uncertain, and therefore a 100% deferred tax asset valuation allowance was provided.

Liquidity and Capital Resources

We have limited working capital and our current cash position, together with cash we anticipate receiving from operations, may not be sufficient to satisfy our working capital needs beyond September 30, 2013.

Because we are a development-stage company, we anticipate that our results of operations will fluctuate for the foreseeable future due to several factors, such as the progress of our marketing and sales efforts.  Due to these uncertainties, accurate predictions of future operations are difficult or impossible to make.

We presently do not have any available credit, bank financing or other external sources of liquidity.  Due to our limited history and historical operating losses, our operations have not been a source of liquidity.  We may need to obtain additional capital in order to expand operations and become profitable.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.

We had net working capital of $395,323 at September 30, 2012, an increase of $340,249 from net working capital of $55,074 at December 31, 2011. The ratio of current assets to current liabilities was 8.22-to-1 at September 30, 2012.

The following is a summary of cash provided by or used in each of the indicated types of activities during the nine months ended September 30, 2012 and the period ended September 30, 2011.

	2012	2011
Cash provided by (used in):
Operating Activities	$(512,919)	$(37,261)
Investing Activities	$(20,218)	$-
Financing Activities	$764,725	$130,508

Net cash used in operating activities was $512,919 for the nine months ended September 30, 2012, as compared to net cash used in operating activities of $37,261 for the period ended September 30, 2011, an increase of $475,658 or 1277%. The increase in net cash outflow from operating activities was mainly due to increase in net loss, prepaid expenses, rent security deposit, and unearned revenue offset by an increase in accrued expenses.

Net cash used in investing activities was $20,218 for the nine months ended September 30, 2012, as compared to cash used in investing activities of $0 for the period ended September 30, 2011. The net cash outflow from investing activities was primarily due to acquisition of new equipment and leasehold improvement.

Net cash provided by financing activities was $764,725 for the nine months ended September 30, 2012, as compared to net cash provided by financing activities of $130,508 for the period ended September 30, 2011. The net cash inflow from financing activities for the nine months ended $764,725 was primarily due to increase in payable to the Company’s Executive President in the amount of RMB 344,348 ($54,511) and cash contribution from stockholders in the amount of RMB 4,500,000 ($710,214).

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

We do not believe our business and operations have been materially affected by inflation.

Critical accounting policies and Estimates

Basis of Presentation

The accompanying financial statements have been prepared in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) for development stage companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives ranging from 3 to 20 years is used as follows:

Office equipment	5-10 years

Leasehold improvements are depreciated on a straight-line method over the shorter of estimated useful lives or lease terms.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with FASB ASC Topic 605, “Revenue Recognition”.  Sales are recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the customer; the price is fixed or determinable; title has passed to the customer, which generally is at the time of delivery; no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company generates its revenue by providing public relations services to customers under agreements pursuant to which the customers provide information to the Company in the form of articles, photographs, video or otherwise (the “Content”) which the Company archives on its website.  Other websites register with the Company to have access to the Content for publication on such other websites.  Revenue is recognized by the Company based on a straight-line basis over the term of the agreement with the Company’s customers which is typically one year.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company follows FASB ASC Topic 220-10, “Comprehensive Income”. Comprehensive income comprises net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended September 30, 2012 consisted of net loss and foreign currency translation adjustments.

Recently Issued Accounting Standards

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that provide disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted the disclosure requirements effective April 25, 2011.

PROPERTIES

We maintain our principal offices at (i) 2 Fufeng Road, Building 2-28, Floor 22, Fengtai District, BeiJing, 100070, People’s Republic of China (“22nd Floor Office”), and (ii) 2 Fufeng Road, Building 2-19, Floor 13, Fengtai District, BeiJing, 100070, People’s Republic of China (“13th Floor Office”).  Our telephone number at that office is 011 86 10 63771099 and our fax number is 011 86 10 63771033--614. Our 22nd Floor Office space consists of approximately 384.2 square meters and its lease expires on March 24, 2013.  Our 13th Floor Office space consists of approximately 431.37 square meters and its lease expired on January 26, 2013 but was renewed for another six-month period, which expires on July 26, 2013.   The base rental terms of the offices described above are as follows:

13th Floor Office Lease Period	Amount Per Month
July 13, 2012 – January 26, 2013	RMB 36,235.08 Yuan ($5825.58)

January 27, 2013 – July 26, 2013	RMB 36,235.08 Yuan ($5825.58)

22nd Floor Office Lease Period	Amount Per Month
March 10, 2011 – March 24, 2013	RMB 27,662.4 Yuan ($4447.33)

We intend to lease additional office space at XingChuang Building, Floor 8, 9, and 10, DaXing District, BeiJing, People’s Republic of China (“XingChuang Office”).  The XingChuang Office space consists of approximately 5220 square meters.  The lease does not commence until May 15, 2013 when the building construction is completed.  The property rent is abated from May 15, 2013 to October 15, 2013.  The lease will expire on October 15, 2019.

XingChuang Office Lease Period	Amount Per Month
May 15, 2013 – October 15, 2013	$0

October 16, 2013 – October 16, 2017	RMB 313,200.01 ($50,353.70)

October 17, 2017 –October 15, 2019	Rent Increases by 5% each year on the base of RMB 313,20.01Yuan ($50,353.70)

We believe that our existing facilities are adequate to meet our current business requirements.

We maintain website at www.xunna.com and the information contained on the website is not deemed to be a part of this current report.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the pro forma beneficial ownership of the Company’s Common Stock upon Closing. The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of Common Stock; (ii) each of the directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power.

Security Ownership of Certain Beneficial Owners

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership *	Percentage of class
Common Stock	JiaXing Fu, 2 Fufeng Road, Xinghuo Sci-Tech Building, Floor 26, Fengtai District, BeiJing, 100070, People’s Republic of China	8,100,000	62.31%

Common Stock	HongLin Tian, 791 Hong Qi Street, Honghe Xiao Qu, Building 808, Unit 1, Floor 7, Room 1, Dong Yuai District, HaErBing City, HeiLongJiang Province, 150050, People’s Republic of China	900,000	6.92%

Common Stock	HaiYing Yu, 8 BaoJian Road, Building 1, Unit 1, Floor 2, Room 3, Lan Gang District, HaErBing City, HeiLongJiang Province, 150086, People’s Republic of China	3,320,000	25.54%

Common Stock	Lina Gong, 6-38 DongMen Street, XiangFang District, HaErBing City, HeiLongJiang Province, 150030, People’s Republic of China	660,000	5.08%

* Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on 13,000,000 shares of Common Stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

Security Ownership of Management

Title of Class	Name of beneficial owner	Amount and nature of beneficial ownership	Percentage of class
Common Stock	JiaXing Fu	8,100,000	62.31%

Common Stock	All Management Combined	8,100,000	62.31%

DIRECTORS AND EXECUTIVE OFFICERS

Our Directors and Executive Officers

The following table sets forth the executive officers and directors, their ages and position(s) with the Parent Company.

Name	Age	Position
JiaXing Fu	48	Chairman of the Board of Directors/Director

LiFan Zhang	38	Chief Financial Officer

XiangYing Meng	34	President/Secretary/ Treasurer/Director

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Parent Company and until their successors are elected or until his earlier resignation or removal. Officers are elected by the Board of Directors; provided, however, that the Chairman of the Board of Directors may appoint one or more assistant secretaries and assistant treasurers and such other subordinate officers as he deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in the bylaws or as may be determined from time to time by the Board of Directors or the Chairman of the Board of Directors.

JiaXing Fu has acted as the Chairman of the Board of Directors for the Parent Company since August, 2012 and served as the sole Executive Director of Xunna BeiJing since June, 2012. Previously, Mr. Fu served as a Manager for ShenYang City YuHong District Material and Fuel Corporation (1985 to 1990), a General Manager for LiaoNing GongLian Material and Fuel Corporation (1990 to 1995), the Chief Executive Officer and the Chairman of the Board for LiaoNing Trade Center (1995 to 2002), the Chairman of the Board for LiaoNing HuaFeng Real Estate Development Co. Ltd (2002 to 2006).  Since 2006 to present, Mr. Fu has been serving as Chairman of the Board for both LiaoNing JiaXing Investment Co. Ltd.   Mr. Fu received a Bachelor’s degree in World Economic and Political Science from JiLin College.  Through his years of working experiences at various companies mentioned above, Mr. Fu has the necessary knowledge, skill and expertise to serve as the Chairman of Board of Director for the Parent Company.

LiFan Zhang has served as the Chief Financial Officer for the Parent Company since August 25th, 2012.  Previously, Ms. Zhang served as a Staff Member of the Department of Training at DongYu Electric and Gas Co. Ltd. (1997 – 1998), a Product Manager of the Department of Development and Planning at ShenYang DingJin Food Co. Ltd. (1999 – 2002), and a Product Director of Northeastern Region of YiLi Corporation ShenYang Branch Company (2002 – 2006), and an accountant for the Finance Department at LiaoNing JiaXing Investment Co. Ltd (2006 – Present).  Ms. Zhang received a Bachelor’s degree in Administrative Management from ShenYang ShiFan College and a Master of Business Administration from HongKong GongKa College.

XiangYing Meng has served as the President/Secretary/Treasurer/Director for the Parent Company since March, 2011 and as the Executive President for Xunna BeiJing since April, 2011.  In his capacity as Executive President of Xunna BeiJing, Mr. Meng performs the duties commonly associated with the positions of President and Chief Executive Officer including management of the day-to-day operations of Xunna BeiJing. Previously, Mr. Meng served as a Sales Manager for TCL HaErBing Branch Company (2001 -2003), the President of Chuang Jian HeiLongJiang Xunna Technology Ltd. (2003 – 2011).  Mr. Meng received a Bachelor’s degree in Finance from HaErBing College.  Through years of working experiences at various companies mentioned above, Mr. Meng has the necessary knowledge, skill and expertise to serve as the President/Secretary/Treasurer/Director for the Parent Company.

Family Relationships

None.

Involvement in Certain Legal Proceedings

Except as disclosed in the bios above, our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.
any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Independence

We are not required to have any independent members of the Board of Directors. As mentioned in Executive Compensation, Mr. Meng is the Executive President of Xunna BeiJing.  Mr. Fu is the majority stockholder of Xunna BeiJing.  The Board of Directors has determined that these would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are not “independent directors” as defined in the Marketplace Rules of the NASDAQ Stock Market.

Board Committees

As we do not have any Board committees, the Board as a whole carries out the functions of audit, nominating and compensation committees.

 EXECUTIVE COMPENSATION

The only executive officer who receives compensation is Xunna BeiJing’s Executive President, Xiangying Meng.  Xunna BeiJing’s compensation policy and program is designed to support the overall objective of enhancing value for our stockholders.  To achieve this objective, it is critical that we be able to attract, motivate, reward and retain highly qualified and productive individuals such as Mr. Meng.  This is to be accomplished by:

• directly relating compensation to both Xunna BeiJing’s  and individual performance;

• structuring compensation levels to be externally competitive and internally equitable; and

• designing compensation programs to provide an optimal combination of costs to Xunna BeiJing and value to our employees.

In 2012, the compensation and benefits program for Xunna BeiJing’s Executive President consisted of three components:

• base salary;

• a performance bonus;

• a benefits package.

Base Salary

The base salary for our Executive President is set annually and reflects skills and experience, level and scope of responsibility and performance during the prior year.  The Board of Directors of Xunna BeiJing also considers external factors, such as cost of living in the area in which our Executive President resides and current market conditions.  During 2012, the Executive President participated in discussions with the Board of Directors regarding the base salary amount.  No other executive officers receive compensation for their services.

Performance Bonus

Pursuant to the terms of Mr. Meng’s Employment Agreement, he is eligible for a performance bonus of up to RMB100,000 Yuan ($16,077) per year which is paid in February of the following year.  The grant of the bonus is conditioned upon Xunna BeiJing’s revenue.   In the event that Xunna BeiJing’s revenue does not reach 60% of the targeted revenue, which is RMB 500,000 Yuan ($80,388), Mr. Meng shall not be eligible for any performance bonus.

Benefits Package

As required by regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Perquisites

Employees are entitled to reimbursement of expenses but are not entitled to receive any other perquisites from the US.

The following table provides certain summary information concerning compensation awarded to, earned by or paid to Xunna BeiJing’s Executive President and the two highest paid individuals.

Summary Compensation Table (1)

Name and Principal Position	Year	Base Salary	Bonus	Total
XiangYing Meng	2012	RMB 360,000 Yuan ($$57,877.80)	RMB 100,000 Yuan ($16,077.17)	RMB 460,000 Yuan ($73,954.97)

(1)	No other Executive Officers receive compensation and no other employee receives compensation is in excess of $100,000.

Option/SAR Grants in Last Fiscal Year

None.

Employment Agreements with Executive Officers

XiangYing Meng

Effective October 20, 2012, Xunna BeiJing entered into an agreement with Xiangying Meng for his services as Executive President of Xunna BeiJing (the “Employment Agreement”).  The term of the Employment Agreement is from October 20, 2012 until October 19, 2013 and can be renewed by Xunna BeiJing by giving notice at least 30 days prior to the end of the term.

According to the Employment Agreement, Mr. Meng will receive a base salary of RMB 30,000 Yuan ($57,877.80) which shall be paid on a monthly basis.  In the event that Mr. Meng works more than 8 hours a day or 44 hours a week, he shall also be entitled to overtime compensation or compensatory time off equal to the amount of overtime hours worked.

Mr. Meng is also entitled to receive a performance bonus of up to RMB100,000 Yuan ($16,077) per year which would generally be paid in February of the following year. Mr. Meng performs the duties commonly associated with the positions of President and Chief Executive Officer including management of the day-to-day operations of Xunna BeiJing. The grant of the bonus is conditioned upon Xunna BeiJing’s revenue meeting certain target levels during the term of Mr. Meng's contract.   In the event that Xunna BeiJing’s revenue does not reach 60% of the targeted revenue, which is RMB 500,000 Yuan ($80,388), Mr. Meng shall not be eligible for any performance bonus.

The Employment Agreement provides that Xunna Beijing will provide pension benefits, unemployment insurance, health care benefits, workers compensation insurance and paternity benefits as required by law.  Under applicable law, in the event of illness of a work related injury, Mr. Meng shall be entitled to sick pay, medical care and other benefits.

The Employment Agreement provides that Xunna BeiJing may from time to time adjust the responsibilities, location and certain other terms of Mr. Merg's employment based upon on changes in the business and operations of Xunna Beijing. The Employment Agreement also imposes certain confidentiality restrictions on Mr. Meng.  The Employment Agreement also assigns all work related inventions, software and other achievements developed by Mr. Meng  to Xunna BeiJing except that Mr. Meng shall be entitled to a portion of amounts received related to such patents as required under PRC law.

The Employment Agreement may be terminated upon the mutual agreement of the Company and Mr. Meng.  The Employment Agreement may also be terminated by Xunna BeiJing for a number of occurrences or circumstances including, among others, violations of company policies or law, absenteeism, or the inability to perform his duties.  Xunna BeiJing shall have the right to terminate the Employment Agreement upon thirty days notice for a number of circumstances including the failure of Xunna BeiJing to meet revenue targets for two consecutive years.  Mr. Meng shall also have the right to terminate the Employment Agreement under a number of circumstances including if Xunna BeiJing is unable to fulfill its payment and benefit obligations to him under the Employment Agreement.

Director Compensation

None of our Directors and other Executives receives any compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons.

Other than as disclosed below, since March 22, 2011, there have been no transactions or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of our outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

As described above in this Item 2.01 under the caption "Executive Compensation Employment Agreements with Executive Officers", XiangYing Meng is a party to the Employment Agreement with Xunna BeiJing.

As described in Item 1.01, JiaXing Fu is a party to the Share Exchange Agreement.

As described in Item 1.01, Li Jiang is a party to the Stock Redemption Agreement.

Certain Business Relationships

Parent Company’s Chairman of Directors, JiaXing Fu, owns 90% outstanding shares and serves as an Executive Director of Xunna BeiJing, which entered VIE Agreements with Xunna TianJin as described in Item 2.01.

Director Independence

Our directors are XiangYing Meng and JiaXing Fu, neither of whom is independent, as mentioned above.

 LEGAL PROCEEDINGS

We are not currently party to any legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been available for quotation on the OTCQB since August 12, 2012 under the symbol XUNA. To date, there has been no active trading in the stock, so there are no high and low sale prices to report.

Immediately after completion of the Share Exchange, we had approximately five (5) stockholders of record of our common stock.

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

Securities authorized for issuance under equity compensation plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

Penny Stock Regulations

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

RECENT SALES OF UNREGISTERED SECURITIES

As described above in Item 1.01 –“Entry into a Material Definitive Agreement”, on February 4, 2013 we issued a total of 9,000,000 unregistered shares of our Common Stock to two indiviuals pursuant to the Share Exchange Agreement.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue up to 75,000,000 shares of Common Stock, par value $0.001 per share. Upon the closing of the Share Exchange, there are 13,000,000 shares of Common Stock issued and outstanding. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Blank Check Preferred Stock, par value $0.001 per share. Upon the closing of the Share Exchange, The Company has not issued any Blank Check Preferred Stock.

Options

None.

Warrants

None.

Liability and Indemnity of Directors and Officers

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees, and agents to the maximum extent permitted by the NGCL. Further, pursuant to our Articles of Incorporation, the indemnification provided under our Articles of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaws or other agreements.  Our bylaws further provide that we shall indemnify our officers, directors, employees, and agents who was or is a party or is threatened to be made a party to any proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, provided that the Board of the Company shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of the Company and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful.

Item 3.02       Unregistered Sales of Equity Securities.

Please refer to Item 1.01 – “Entry into a Material Definitive Agreement” for a description of the unregistered sales of equity securities as a result of the Stock Redemption and Share Exchange, which is incorporated in its entirety into this Item 3.02.

Item 5.01       Changes in Control of Registrant.

Prior to Closing of the Share Exchange, we were authorized to issue (i) 75,000,000 shares of Common Stock, of which 13,000,000 shares of Common Stock were issued and outstanding; and (ii) 10,000,000 shares of Blank Check Preferred Stock, of which none has been issued.

As more fully described in Items 1.01 and 2.01 above, on February 4, 2013, we consummated the Stock Redemption, through which we redeemed 9,000,000 shares of Common Stock from Li Jiang. On the same date, we consummated the Share Exchange with Xunna BVI and its two stockholders, through which we issued 8,100,000 shares of Common Stock to JiaXing Fu and 900,000 shares of Common Stock to HongLin Tian (collectively, “Our Shares”). As consideration for our shares, JiaXing Fu and HongLin Tian transferred 100% of the issued and outstanding shares of Xunna BVI and paid a cash component of $300,000 (the “Cash Portion”) to us. The 9,000,000 shares issued by us constitute approximately 69% of our issued and outstanding shares of Common Stock post-Closing.  JiaXing Fu and HongLin Tian used their personal assets to pay the Cash Portion.

Item 5.03     Amendment To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

The Parent Company intends to change its fiscal year end to December 31 as a result of the Share Exchange to conform its fiscal year end to that of Xunna BeiJing.

Item 5.06.      Change in Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, we ceased to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K above, which information is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(a)           Financial statements of businesses acquired.

The audited financial statements of Beijing Xunna as of December 31, 2011 and September 30, 2012 are appended to this report beginning on page F-1.

(b)           Pro forma financial information.

The Pro Forma Financial Information concerning the acquisition of the business operations of Xunna BeiJing are appended to this report beginning on page F-25.

(c)           Shell company transactions.

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)           Exhibits.

The following exhibits are filed with this report:

2.1	Share Exchange Agreement, dated as of February 4, 2013, by and among Xunna Information Technology LTD, JiaXing Fu, HongLin Tian and Xunna Information Technology Inc.

3.1	Articles of Incorporation.*

3.2	Bylaws.*

10.1
Lease Contract, dated July 13, 2012, by and between Beijing Jinyuan Xingtai Real Estate Co., Ltd. and Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd.)

10.2
Letter of Intent for Leasing, dated July 27, 2012, by and between Beijing Xingchuang Real Estate Development Co., Ltd. and Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd.)

10.3
Lease Contract, dated September 3, 2012, by and between Beijing Jinyuan Xingtai Real Estate Co., Ltd. and Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd.)

10.4
Consulting Agreement, dated September 8th, 2012, by and between Castle Peak International Group Limited and Xunna Network Sci-Tech (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Technology (Beijing) Co., Ltd.)

10.5	Employment Agreement, dated October 20, 2012, by and between Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd.)and XiangYing Meng

10.6
Exclusive Technical Service and Business Consulting Agreement, dated January 31, 2013, by and between Xunna Network Sci-Tech (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Technology (Beijing) Co., Ltd.) and Xunna Information Technology Ltd.

10.7
Proxy Agreement, dated January 31, 2013, by and among Xunna Network Sci-Tech (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Technology (Beijing) Co., Ltd.), Xunna Information Technology Ltd., JiaXing Fu and HongLin Tian

10.8
Share Pledge Agreement, dated January 31, 2013, by and among Xunna Information Technology Ltd., JiaXing Fu, Honglin Tian and Xunna Network Sci-Tech (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Technology (Beijing) Co., Ltd.)

10.9	Call Option Agreement, dated January 31, 2013, by and between Xunna Information Technology Ltd., JiaXing Fu, and HongLin Tian

10.10	Stock Redemption Agreement, dated February 4, 2013, by and between Xunna Information Technology Inc. and Li Jiang

21.1	List of Subsidiaries
___________

*         Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on August 01, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 8, 2013 Xunna Information Technology Inc.

By:	/s/ XingYing Meng
XiangYing Meng President

INDEX TO FINANCIAL STATEMENTS

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
A DEVELOPMENT STAGE COMPANY

Page

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheet as of December 31, 2011	F-2

Statement of Operations and Comprehensive Loss for the Period April 25, 2011 (Date of Inception) to December 31, 2011	F-3

Statement of Changes in Stockholders’ Deficit for the Period April 25, 2011 (Date of Inception) to December 31, 2011	F-4

Statement of Cash Flows for the Period April 25, 2011 (Date of Inception) to December 31, 2011	F-5

Notes to Financial Statements	F6 to F12

Financial Statements:

Balance Sheets as of September 30, 2012 and December 31, 2011	F-14

Statements of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2012 and for the Period April 25, 2011 (Date of Inception) to September 30, 2011 and for the period  April 25, 2011 (Date of Inception) to September 30, 2012
F-15

Statements of Changes in Stockholders' Equity (Deficit) for the Period April 25, 2011 (Date of Inception) to September 30, 2012	F-16

Statements of Cash Flows for the Nine Months Ended September 30, 2012 and for the Period April 25, 2011 (Date of Inception) to September 30, 2011 and for the Period April 25, 2011 (Date of Inception) to September 30, 2012
F-17

Notes to Financial Statements	F-18 to F-24

Financial Statements:

Pro forma Consolidated Balance Sheet as of September 30, 2011 (unaudited)	F-25

Pro forma Consolidated Statement of Operations for the nine months ended September 30, 2012 (unaudited)	F-26

Pro forma Consolidated Statement of Operations for the period March 22, 2011 (date of inception) to December 31, 2011 (unaudited)	F-27

Notes to Pro forma Consolidated Financial Statements	F-29

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
A DEVELOPMENT STAGE COMPANY

DECEMBER 31, 2011

Xunna Network Sci-Tech (Beijing) Co., Ltd. (A Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of  Xunna Network Sci-Tech (Beijing) Co., Ltd. (A Development Stage Company)

We have audited the accompanying balance sheet of Xunna Network Sci-Tech (Beijing) Co., Ltd.  (a development stage company) as of  December 31, 2011, and the related statements of operations and  comprehensive loss, stockholders' deficit and cash flows for the period April 25, 2011 (date of inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xunna Network Sci-Tech (Beijing) Co., Ltd. (a development stage company) as of December 31, 2011, and the results of its operations and its cash flows for the period April 25, 2011 (date of inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
February 4, 2013

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2011

Assets

Current Assets
Cash	$53,438
Prepaid expenses	14,398
Security deposit	5,122

Total Current Assets	72,958

Property, plant and equipment, net	9,775

Total Assets	$82,733

Liabilities and Stockholders' Deficit

Current Liabilities
Accrued expenses and other payables	$11,914
Unearned revenue	5,960
Taxes payable	10

Total Current Liabilities	17,884

Noncurrent Liabilities
Payable to related party	80,584

Total Noncurrent Liabilities	80,584

Contingencies and Commitments

Stockholders' Deficit
Capital contribution	92,624
Accumulated other comprehensive loss	(112)
Deficit accumulated during development stage	(108,247)

Total Stockholders' Deficit	(15,735)

Total Liabilities and Stockholders' Deficit	$82,733

The accompanying notes are an integral part of these financial statements.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE PERIOD APRIL 25, 2011 (DATE OF INCEPTION) TO DECEMBER 31, 2011

Period Ended
December 31, 2011

Net Sales	$2,485

Cost of Sales	3,996

Gross Loss	(1,511)

Operating Expenses
Selling expenses	14,657
General and administrative expenses	92,013

Total Operating Expenses	106,670

Loss From Operations	(108,181)

Other Expenses
Financial expense	(66)

Total Other Expenses	(66)

Loss Before Income Tax	(108,247)

Income Tax Benefit	-

Net Loss	(108,247)

Other Comprehensive Loss
Foreign currency translation	(112)

Comprehensive Loss	$(108,359)

The accompanying notes are an integral part of these financial statements.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD APRIL 25, 2011 (DATE OF INCEPTION) TO DECEMBER 31, 2011

	Paid in Capital	Accumulated Other Comprehensive Income	Deficit Accumulated During the Development Stage	Total

Balance at January 1, 2011	$-	-	-	$-

Capital contribution	92,624	-	-	92,624

Net loss for period	-	-	(108,247)	(108,247)

Foreign currency translation	-	(112)	-	(112)

Balance at December 31, 2011	$92,624	(112)	(108,247)	$(15,735)

The accompanying notes are an integral part of these financial statements.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD APRIL 25, 2011 (DATE OF INCEPTION) TO DECEMBER 31, 2011

Cash Flows From Operating Activities
Net loss	$(108,247)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,041
Changes in operating assets and liabilities:
Prepaid expenses	(14,046)
Security deposit	(4,997)
Accrued expenses and other payables	11,622
Tax payable	9
Unearned revenue	5,814

Net Cash Used in Operating Activities	(108,804)

Cash Flows From Investing Activities
Purchase of property, plant and equipment	(10,577)

Net Cash Used in Investing Activities	(10,577)

Cash Flows From Financing Activities
Payable to related party	78,614
Capital contribution	92,624

Net Cash Provided by Financing Activities	171,238

Effect of Exchange Rate Changes on Cash	1,581

Net Increase in Cash	53,438

Cash Beginning of Period	--

Cash End of Period	$53,438

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Income tax payments	$--
Interest expense	$--

The accompanying notes are an integral part of these financial statements.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
  DECEMBER 31, 2011

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Xunna Network Sci-Tech (Beijing) Co., Ltd. (the “Company” or “Xunna Beijing”) is a development stage company incorporated in Beijing, People’s Republic of China (“PRC”) on April 25, 2011. It has a registered capital of RMB 2.0 million ($317,400) in which RMB 600,000 ($92,624) was contributed as of December 31, 2011.  The Company’s main business is to assist small-to-medium size businesses and governmental entities to disseminate widely over the internet through the Company’s website information and announcements regarding their products, services, activities, developments and recent and future events at reasonable cost.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 915 for development state companies.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with FASB ASC Topic 605, “Revenue Recognition”.  Sales are recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the customer; the price is fixed or determinable; title has passed to the customer, which generally is at the time of delivery; no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company generates its revenue by providing public relations services to customers under agreements pursuant to which the customers provide information to the Company in the form of articles, photographs, video or otherwise (the “Content”) which the Company archives on its website.  Other websites register with the Company to have access to the Content for publication on such other websites.  Revenue is recognized by the Company based on a straight-line basis over the term of the agreement with the Company’s customers which is typically one year.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Certain of the Company’s financial instruments, including cash, accrued expenses and other payables, carrying amounts approximate their fair values due to their short maturities.

FAIR VALUE MEASUREMENTS AND DISCLOSURES

FASB ASC Topic 820, “Fair Value Measurements,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2011, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2011, there were no impairments of its long-lived assets.

INCOME TAXES

The Company follows FASB ASC Topic 740, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. At December 31, 2011, the Company did not take any uncertain positions that would necessitate recording of a tax related liability.

CONCENTRATION OF CREDIT RISK

Financial instruments that subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on its receivables.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in these bank accounts.

STATEMENT OF CASH FLOWS

In accordance with FASB ASC Topic 230, “Statements of Cash Flows”, cash flows from the Company’s operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

FOREIGN CURRENCY TRANSLATION AND COMPREHENSIVE INCOME (LOSS)

The functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company follows FASB ASC Topic 220-10, “Comprehensive Income”. Comprehensive income comprises net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended December 31, 2011 consisted of net loss and foreign currency translation adjustments.

BASIC AND DILUTED EARNINGS PER SHARE

The Company is a limited company (“LC”) formed under the laws of the PRC. Like limited liability companies in the USA, LC in the PRC does not issue shares to the owners. The owners however, are called stockholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that provide disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted the disclosure requirements effective April 25, 2011.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The amendments change the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about the fair value measurements. The amendments include the following:

1.	Those that clarify the Board’s intent about the application of existing fair value measurement and disclosure requirements.

2.	Those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements.

The amendments in this Update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

The Company is currently evaluating the impact, if any, of ASU No. 2011-04 on the Company’s financial position and results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. Under the amendments, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The presentation option under current GAAP to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity has been eliminated.

Also, entities are required to present reclassification adjustments and the effect of those reclassification adjustments on the face of the financial statements where net income is presented, by component of net income, and on the face of the financial statements where other comprehensive income is presented, by component of other comprehensive income.

ASU No. 2011-12 deferred the effective date of the presentation of reclassifications and reinstated the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of ASU No. 2011-05.

The amendments in this Update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted because compliance with amendments is already permitted.

The Company intends to comply with the presentation on January 1, 2012 and does not anticipate it having a material effect on the Company’s financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property, plant and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives ranging from 3 to 20 years is used as follows:

Office equipment	5-10 years

Leasehold improvements are depreciated on a straight-line method over the shorter of estimated useful lives or lease terms.

Property and equipment at December 31, 2011 was as follows:

Office equipment	$10,842
Less: accumulated depreciation	(1,067)
Property and equipment, Net	$9,775

NOTE 4 – PREPAID EXPENSES

Prepaid expenses represent rent prepayment of $14,398 as of December 31, 2011.

NOTE 5 – SECURITY DEPOSIT

As of December 31, 2011, the Company paid $5,122 for security deposit on its office space.

NOTE 6 – LEASING ARRANGEMENT

On March 23, 2011, the Company entered into a two-year lease agreement for an office located in Beijing. Total rental expense for the year ended December 31, 2011 was $45,915. The remaining  lease payment that Company is committed to make in the year ending December 31, 2012 and 2013 is $61,463 and $14,398.

NOTE 7 – UNEARNED REVENUE

Unearned revenue represents payment received for goods or services that have not yet been delivered or provided. Hence the cash is received before the earning process is complete. Unearned revenue is a liability because once the cash is received there is an obligation to complete the earning process in a future period. As of December 31, 2011, the Company had unearned revenue in the amount of $5,960.

NOTE 8 – INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Income taxes consisted of the following for the periods ended December 31, 2011:

Current	$-
Deferred	(27,062)
Change in allowance	27,062
Total income tax (benefit)	$-

The effective income tax rate of 0% differs from the PRC statutory rate of 25% due to a 100% valuation allowance for the deferred tax assets resulting from the net operating losses.

For December 31, 2011, the Company has net operating loss of $108,247 which can be carried forward for the next five years under the PRC Income Tax Law. The Company believes the realization of tax benefits from these losses is uncertain, and therefore a 100% deferred tax asset valuation allowance was provided.

At December 31, 2011, deferred tax consisted of the following:

Deferred tax asset on net operating loss - current	$27,740
Deferred tax asset on net operating loss – valuation allowance	(27,740)
-

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company’s Executive President paid certain operating expenses on behalf of the Company. These payments included expenses of salaries, office utilities, transportation and travel, and other miscellaneous office expenses. For the year ended December 31, 2011, the amount due to the Executive President was $80,584. This is interest-free unsecured and there is no fixed term of repayment. The Executive President has indicated that he will not demand repayment on or before December 31, 2014.

NOTE 10 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following at December 31, 2011:

Rent	$1,587
Salary payable	10,327
Total	$11,914

NOTE 11 – STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is required to maintain one statutory reserve by appropriating 10% from its after-tax profit before declaration or payment of dividends until such reserve balance reaches 50% of the Company’s capital contribution. The statutory reserve represents restricted retained earnings.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into capital provided that the remaining reserve balance after such issue is not less than 25% of the registered capital contribution.  The Company did not make any contribution to this fund during the period ended December 31, 2011 due to a net loss during the period.

NOTE 12 – CONTINGENCIES AND COMMITMENTS

All of the Company’s operations and assets are located in the PRC. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 13 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 4, 2013 when the financial statements were available to be issued.

On June 14, 2012, the Company’s stockholders transferred all of their interests to two other individuals at the original capital contributed.

From July 1, 2012 through August 31, 2012, RMB 4,500,000 (approximately $710,214) was contributed by one of the stockholders.

(a)	Variable Interest Entities

On January 31, 2013, Xunna Beijing and its stockholders entered into a series of agreements including an Exclusive Technical Service and Business Consulting Agreement, a Call Option Agreement, a Proxy Agreement and a Share Pledge Agreement with Tianjin Xunna Information Technology Consultation Co., Ltd (“Xunna Tianjin” or “WFOE”), and each of the stockholders of Xunna Beijing granted Xunna Tianjin an irrevocable power of attorney to appoint Xunna Tianjin as its attorney-in-fact to exercise all of its rights as equity owner of Xunna Beijing. As a result of these agreements, Xunna Tianjin has the full right to control and administer the financial affairs and daily operations of Xunna Beijing and has the right to manage and control all assets of Xunna Beijing. The equity holders of Xunna Beijing as a group have no right to make any decision about Xunna Beijing’s activities without the consent of Xunna Tianjin.  For its technical and business consulting services, Xunna Beijing agrees to pay fees for the services provided by Xunna Tianjin, including 1) RMB2,500 ($402) for fixed service fees and depreciation expenses per month, 2) sale service fees equivalent to 90% of the total annual gross profit of Xunna Beijing and 3) fees for any other  technical service and consulting service demanded by Xunna Beijing from time to time and stipulated by additional agreements by Xunna Beijing and Xunna Tianjin.

As a result of these agreements, Xunna Tianjin is considered the primary beneficiary of Xunna Beijing, and Xunna Tianjin can consolidate the results of operations of Xunna Beijing, as Xunna Tianjin contractually controls the management of Xunna Beijing and Xunna Beijing granted an irrevocable proxy to Xunna Tianjin or its designee as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), included in ASC Topic 810, Consolidation, an Interpretation of Accounting Research Bulletin No. 51, which requires certain Variable Interest Entities (“VIE”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Xunna Beijing is considered a VIE of Xunna Tianjin.

The stockholders of Xunna Beijing irrevocably granted Xunna Tianjin a call option, pursuant to which Xunna Tianjin (WOFE) has the right to purchase from the stockholders of Xunna Beijing,  all or a portion of, Xunna Beijing’s outstanding shares. When exercising the option, WOFE shall pay each of the stockholder RMB 1; provided, however, if pursuant to  PRC laws, the minimum price for such share purchase is different (the “Mandatory Minimum Price”), the exercise price shall be the Mandatory Minimum Price.

The term of the Exclusive Technical Service and Business Consulting Agreement will be effective indefinitely unless terminated by the parties through written consent or subject to the early termination upon the transfer of all the shares of Xunna Beijing transferred to WOFE pursuant to the Call Option Agreement.

Xunna Tianjin is a wholly foreign-owned entity formed under the laws of the PRC on November 15, 2012. It is 100% owned by Xunna Information Technology Limited (“Xunna HK”), a company incorporated and registered in Hong Kong on October 19, 2012.  Xunna HK is 100% owned by Xunna Information Technology Ltd (“Xunna BVI”), a company incorporated in British Virgin Islands on October 3, 2012.  Two individuals own 90% and 10% of Xunna BVI and the same individuals own 96.08% and 3.9% of Xunna Beijing.

(b)	Share exchange agreement

On February 4, 2013, Xunna BVI and its existing two shareholders entered into a share exchange agreement with Xunna Information Technology Inc., (“Xunna US”), which was incorporated in the state of Nevada, pursuant to which Xunna US exchanged 9,000,000 shares of Xunna US common stock for all of the outstanding shares of Xunna BVI and a cash payment of $300,000 from Xunna BVI’s two shareholders.  As a result of the share exchange, Xunna BVI’s shareholders became the majority owners of Xunna US. The acquisition of Xunna BVI by Xunna US was accounted for as a recapitalization of Xunna BVI as Xunna BVI’s shareholders will be the majority shareholders and have control of the Company and, prior to the acquisition, Xunna US was a non-operating public shell.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
A DEVELOPMENT STAGE COMPANY

SEPTEMBER 30, 2012 AND 2011

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$285,952	$53,438
Prepaid expenses and other receivable	152,305	14,398
Security deposit - rent	11,825	5,122

Total Current Assets	450,082	72,958

Property, plant and equipment, net	23,449	9,775
Security deposit - rent	31,541	--

Total Assets	$505,072	$82,733

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accrued expenses and other payables	$54,332	$11,914
Unearned revenue	369	5,960
Taxes payable	58	10

Total Current Liabilities	54,759	17,884

Noncurrent Liabilities
Payable to related party	134,380	80,584

Total Liabilities	189,139	98,468

Contingencies and Commitments

Stockholders' Equity (Deficit)
Capital contribution	802,838	92,624
Accumulated other comprehensive income	877	(112)
Deficit accumulated during development stage	(487,782)	(108,247)

Total Stockholders' Equity (Deficit)	315,933	(15,735)

Total Liabilities and Stockholders' Equity (Deficit)	$505,072	$82,733

See accompanying notes to these financial statements.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR  THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND
FOR THE PERIOD APRIL 25, 2011 (DATE OF INCEPTION) TO SEPTEMBER 30, 2011 AND
FOR THE PERIOD APRIL 25, 2011 (DATE OF INCEPTION) TO SEPTEMBER 30, 2012

	CUMULATIVE	NINE MONTHS ENDED	APRIL 25, 2011 TO
	SINCE INCEPTION	SEPTEMBER 30, 2012	SEPTEMBER 30, 2011
			2011

Net Sales	$8,060	$5,575	$74

Cost of Sales	32,519	28,523	1,885

Gross Loss	(24,459)	(22,948)	(1,811)

Operating Expenses
Selling expenses	35,584	20,927	2,253
General and administrative expenses	428,254	336,242	33,745

Total Operating Expenses	463,838	357,169	35,998

Loss From Operations	(488,297)	(380,117)	(37,809)

Other Income (Expenses)
Non-operating income	345	345	-
Interest income	427	372	53
Financial expense	(257)	(135)	--

Total Other Income	515	582	53

Loss Before Income Tax	(487,782)	(379,535)	(37,756)

Income Tax Benefit	--	--	--

Net Loss	(487,782)	(379,535)	(37,756)

Other Comprehensive Income
Foreign currency translation	1,555	989	(112)

Comprehensive Loss	$(486,227)	$(378,546)	$(37,868)

See accompanying notes to these financial statements.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD APRIL 25, 2011 (DATE OF INCEPTION) TO SEPTEMBER 30, 2012

	Paid in Capital	Accumulated Other Comprehensive Income	Deficit Accumulated During Development Stage	Total

Balance at inception date of April 25, 2011	$-	-	-	$-

Capital contribution	92,624	-	-	92,624

Net loss for the period	-	-	(108,247)	(108,247)

Foreign currency translation	-	566	-	566

Balance at December 31, 2011 (Audited)	92,624	566	(108,247)	(15,057)

Capital contribution	710,214	-	-	710,214

Net loss for period	-	-	(379,535)	(379,535)

Foreign currency translation	-	311	-	311

Balance at September 30, 2012 (unaudited)	$802,838	877	(487,782)	$315,933

See accompanying notes to these financial statements.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND
FOR THE PERIOD APRIL 25, 2011 (DATE OF INCEPTION) TO SEPTEMBER 30, 2011 AND
FOR THE PERIOD APRIL 25, 2011 (DATE OF INCEPTION) TO SEPTEMBER 30, 2012

	CUMULATIVE	NINE MONTHS ENDED	APRIL 25, 2011 TO
	SINCE INCEPTION	SEPTEMBER 30, 2012	SEPTEMBER 30, 2011

Cash Flows From Operating Activities
Net loss	$(487,782)	$(379,535)	$(37,756)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	7,472	6,431	-
Changes in operating assets and liabilities:
Prepaid expenses and other receivable	(152,569)	(138,523)	-
Security deposit	(43,419)	(38,422)	-
Accrued expenses and other payables	54,277	42,655	-
Tax payable	59	50	-
Unearned revenue	239	(5,575)	495

Net Cash Used in Operating Activities	(621,723)	(512,919)	(37,261)

Cash Flows From Investing Activities
Purchase of property plant and equipment	(30,795)	(20,218)	--

Net Cash Used in Investing Activities	(30,795)	(20,218)	--

Cash Flows From Financing Activities
Payable to related party	133,125	54,511	37,884
Capital contribution	802,838	710,214	92,624

Net Cash Provided by Financing Activities	935,963	764,725	130,508

Effect of Exchange Rate Changes on Cash	2,508	926	1,805

Net Increase in Cash	285,953	232,514	95,052

Cash Beginning of Period	--	53,438	--

Cash End of Period	$285,953	$285,952	$95,052

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Income tax payments	$--	$--	$--
Interest expense	$--	$--	$--

See accompanying notes to these financial statements.

XUNNA NETWORK SCI-TECH (BEIJING) CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
  SEPTEMBER 30, 2012

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Xunna Network Sci-Tech (Beijing) Co., Ltd. (the “Company” or “Xunna Beijing”) is a development stage company incorporated in Beijing, People’s Republic of China (“PRC”) on April 25, 2011. It has a registered capital of RMB 2.0 million ($317,400) in which RMB 600,000 ($92,624) was contributed as of December 31, 2011. On July 14, 2012, the Company’s shareholders transferred all of their interests to two individuals at the original capital contribution. From July 1, 2012 through August 31, 2012, RMB 4,500,000 (approximately $710,214) was contributed by one of the shareholders.  The Company’s main business is to assist small-to-medium size businesses and governmental entities to disseminate widely over the internet through the Company’s website information and announcements regarding their products, services, activities, developments and recent and future events at reasonable cost.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and experienced negative cash flow during the development stage. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. The Company has funded its activities to-date from equity and loans from a related party.   The Company will require additional funds to continue its operations including  the implementation of its marketing strategy. The Company believes it will be able to generate a sufficient volume of revenue to cover its operating costs.  However, there can be no assurances that the Company will be able to achieve an adequate sales level.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) for development stage companies.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with FASB ASC Topic 605, “Revenue Recognition”.  Sales are recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the customer; the price is fixed or determinable; title has passed to the customer, which generally is at the time of delivery; no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company generates its revenue by providing public relations services to customers under agreements pursuant to which the customers provide information to the Company in the form of articles, photographs, video or otherwise (the “Content”) which the Company archives on its website.  Other websites register with the Company to have access to the Content for publication on such other websites.  Revenue is recognized by the Company based on a straight-line basis over the term of the agreement with the Company’s customers which is typically one year.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Certain of the Company’s financial instruments, including cash, accrued expenses and other payables, carrying amounts approximate their fair values due to their short maturities.

FAIR VALUE MEASUREMENTS AND DISCLOSURES

FASB ASC Topic 820, “Fair Value Measurements,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of September 30, 2012 and December 31, 2011, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of September 30, 2012 and December 31, 2011, there were no impairments of its long-lived assets.

INCOME TAXES

The Company follows FASB ASC Topic 740, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. At September 30, 2012 and December 31, 2011, the Company did not take any uncertain positions that would necessitate recording of a tax related liability.

CONCENTRATION OF CREDIT RISK

Financial instruments that subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on its receivables.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in these bank accounts.

STATEMENT OF CASH FLOWS

In accordance with FASB ASC Topic 230, “Statements of Cash Flows”, cash flows from the Company’s operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

FOREIGN CURRENCY TRANSLATION AND COMPREHENSIVE INCOME (LOSS)

The functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company follows FASB ASC Topic 220-10, “Comprehensive Income”. Comprehensive income comprises net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the nine months ended September 30, 2012 and period ended September 30, 2011 consisted of net loss and foreign currency translation adjustments.

BASIC AND DILUTED EARNINGS PER SHARE

The Company is a limited company (“LC”) formed under the laws of the PRC. Like limited liability companies in the USA, LC in the PRC does not issue shares to the owners. The owners however, are called stockholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

RECENT ACCOUNTING PRONOUNCEMENTS

As of September 30, 2012 and for the period then ended, there were no recently adopted accounting pronouncements that had a material effect on the Company’s financial statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

As of September 30, 2012, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

NOTE 4 - PROPERTY AND EQUIPMENT

Property, plant and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives ranging from 3 to 20 years is used as follows:

Office equipment	5-10 years

Leasehold improvements are depreciated over the shorter of the estimated useful life or lease term.

Property and equipment at September 30, 2012 and December 31, 2011 was as follows:

	2012	2011
Office equipment	$21,454	$10,842
Office leasehold improvement	9,462	-
Less: accumulated depreciation	(7,467)	(1,067)
Property and equipment, Net	$23,449	$9,775

Depreciation for the nine months ended September 30, 2012 and the period ended September 30, 2011 were $6,400 and $0, respectively

NOTE 5 – PREPAID EXPENSES AND OTHER RECEIVABLE

Prepaid expenses consisted of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Rent	$38,661	$14,398
Consulting fee	113,459	-
Advertising	185	-
	$152,305	$14,398

Consulting fee represented the amount of prepayment to a Hong Kong consulting company.

On September 8, 2012, the Company entered into a consulting agreement with the Hong Kong consulting company to provide the Company assistance with the entire process of becoming a variable interest entity (“VIE”) of a United States public company (See Note 14).  If the Hong Kong consulting company does not finalize the process within five and a half months from September 8, 2012, the Hong Kong consulting company will have to pay a $50,000 penalty to the Company.  If the Company did not eventually become a VIE of a United States public company, the Hong Kong consulting company will have to pay $200,000 as damages.  The total consulting fee per the agreement of $620,000 is expensed pro-rata over five and a half months which is the anticipated timeline to become a VIE of a United States public company. The Hong Kong consulting company has agreed to pay the expenses, including  legal , accounting , auditing and other professional fees associated with the Company becoming a VIE of a United States public company.  As of September 30, 2012, the Company paid $200,000 to the consulting company and recorded consulting expense of $86,664.

NOTE 6 – SECURITY DEPOSIT

As of September 30, 2012 and December 31, 2011, the Company paid $43,366 and $5,122 for security deposit for leasing the office, respectively. This is interest free and has no fixed term of repayment.

NOTE 7 – LEASING ARRANGEMENT

On March 23, 2011, the Company entered into a two-year lease agreement for an office located in Beijing. The rental expense for the nine months ended September 30, 2012 and the period ended September 30, 2011 were $67,839 and $29,801, respectively.

On July 2012, the Company entered into a six-and-half months lease agreement for another office in the same building as the first office rented on March 23, 2011 from the period July 13, 2012 to January 26, 2013. This lease was renewed for another six months for the period January 27, 2013 to July 26, 2013.  During the nine months ended September 30, 2012, total rental expense was $15,296.

NOTE 8 – UNEARNED REVENUE

Unearned revenue represents payment received for goods or services that have not yet been delivered or provided. Hence the cash is received before the earning process is complete. Unearned revenue is a liability because once the cash is received there is an obligation to complete the earning process in a future period. As of September 30, 2012 and December 31, 2011, the Company had unearned revenue in the amount of $369 and $5,960, respectively.

NOTE 9 – INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Income taxes consisted of the following for the nine months ended September 30, 2012 and the period ended September 30, 2011:

	Nine Months Ended September 30, 2012	Date of Inception April 25, 2011 through September 31, 2011
Current	$-	$-
Deferred	(94,884)	(9,439)
Change in allowance	94,884	9,439
Total income tax (benefit)	$-	$-

The effective income tax rate of 0% for the periods ended September 30, 2012 and 2011 differs from the PRC statutory rate of 25% due to a 100% valuation allowance for the deferred tax assets resulting from the net operating losses.

For periods ended September 30, 2012 and 2011, the Company has net operating loss of $379,535 and $38,837, respectively. The net operating losses can be carried forward for the next five years under the PRC tax law. The Company believes the realization of the tax benefits from these losses is uncertain and therefore a 100% valuation allowance was provided.

At September 30, 2012 and December 31, 2011, deferred tax consisted of the following:

	September 30,	December 31,
	2012	2011
Deferred tax asset on net operation loss - current	$122,089	$27,740
Deferred tax asset on net operating loss – valuation allowance	(122,089)	(27,740)
	-	-

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company’s Executive President advanced funds on behalf of the Company to cover certain operating expenses on behalf of the Company. These payments included expenses of salaries, office utilities, transportation and travel, and other miscellaneous office expenses. For the nine months ended September 30, 2012 and the period ended December 31, 2011, the amount due to the Executive President was $134,380 and $80,584, respectively and is interest free and unsecured and has no fixed term of repayment. The Executive President has indicated that he will not demand repayment on or before December 31, 2014.

NOTE 11 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Rent	-	$1,587
Salaries	42,289	10,327
Travel	11,827	-
Other	216	-
Total	$54,332	$11,914

NOTE 12 – STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is required to maintain one statutory reserve by appropriating 10% from its after-tax profit before declaration or payment of dividends until such reserve balance reaches 50% of the Company’s capital contribution. The statutory reserve represents restricted retained earnings.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into capital provided that the remaining reserve balance after such issue is not less than 25% of the registered capital contribution.  The Company did not make any contribution to this fund during the nine months ended September 30, 2012 and the period ended September 30, 2011 due to net losses during the periods.

NOTE 13 – CONTINGENCIES AND COMMITMENTS

All of the Company’s operation and assets are located in the PRC. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments.. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

On July 27, 2012, the Company signed a letter of intent to lease an office space of approximately 5,220 square meters from May 15, 2013 to October 15, 2019. As of September 30, 2012, the Company paid $31,541 (RMB 200,000) as a partial security deposit for the rental of the office space. It was mutually agreed in the letter of intent that the lease agreement is to be signed by October 31, 2012 and in the event that the lease is not signed within this specified date, the amount paid of $ 31,541 (RMB 200,000) will not be refunded.  In the event that the office space to be leased could not be handed over to the Company by May 15, 2013 as indicated in the letter of intent, the landlord would be required to pay the Company twice the partial security deposit (RMB 400,000).  As of January 31, 2013, the lease agreement is not signed due to a delay in the completion of the building.  As the delay is not caused by the Company, the Company believes that the amount paid of $31,541 (RMB 200,000) is recoverable.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 4, 2013 when the financial statements were available to be issued.

(a)	Variable Interest Entities

On January 31, 2013, Xunna Beijing and its stockholders entered into a series of agreements including an Exclusive Technical Service and Business Consulting Agreement, a Call Option Agreement, a Proxy Agreement and a Share Pledge Agreement with Tianjin Xunna Information Technology Consultation Co., Ltd (“Xunna Tianjin” or “WFOE”), and each of the stockholders of Xunna Beijing granted Xunna Tianjin an irrevocable power of attorney to appoint Xunna Tianjin as its attorney-in-fact to exercise all of its rights as equity owner of Xunna Beijing. As a result of these agreements, Xunna Tianjin has the full right to control and administer the financial affairs and daily operations of Xunna Beijing and has the right to manage and control all assets of Xunna Beijing. The equity holders of Xunna Beijing as a group have no right to make any decision about Xunna Beijing’s activities without the consent of Xunna Tianjin.  For its technical and business consulting services, Xunna Beijing agrees to pay fees for the services provided by Xunna Tianjin, including 1) RMB2,500 ($402) for fixed servicefees and depreciation expenses per month, 2) sale service fees equivalent to 90% of the total annual gross profit of Xunna Beijing and 3) fees for any other technical service and consulting service demanded by Xunna Beijing from time to time and stipulated by additional agreements by Xunna Beijing and Xunna Tianjin.

As a result of these agreements, Xunna Tianjin is considered the primary beneficiary of Xunna Beijing, and Xunna Tianjin can consolidate the results of operations of Xunna Beijing, as Xunna Tianjin contractually controls the management of Xunna Beijing and Xunna Beijing granted an irrevocable proxy to Xunna Tianjin or its designee as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), included in ASC Topic 810, Consolidation, an Interpretation of Accounting Research Bulletin No. 51, which requires certain Variable Interest Entities (“VIE”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Xunna Beijing is considered a VIE of Xunna Tianjin.

The stockholders of Xunna Beijing irrevocably granted Xunna Tianjin a call option, pursuant to which Xunna Tianjin (WOFE) has the right to purchase from the stockholders of Xunna Beijing,  all or a portion of, Xunna Beijing’s outstanding shares. When exercising the option, WOFE shall pay each of the stockholder RMB 1; provided, however, if pursuant to  PRC laws, the minimum price for such share purchase is different (the “Mandatory Minimum Price”), the exercise price shall be the Mandatory Minimum Price.

The term of the Exclusive Technical Service and Business Consulting Agreement will be effective indefinitely unless terminated by the parties through written consent or subject to the early termination upon the transfer of all the shares of Xunna Beijing transferred to WOFE pursuant to the Call Option Agreement.

Xunna Tianjin is a wholly foreign-owned entity formed under the laws of the PRC on November 15, 2012. It is 100% owned by Xunna Information Technology Limited (“Xunna HK”), a company incorporated and registered in Hong Kong on October 19, 2012.  Xunna HK is 100% owned by Xunna Information Technology Ltd (“Xunna BVI”), a company incorporated in British Virgin Islands on October 3, 2012.  Two individuals own 90% and 10% of Xunna BVI and the same individuals own 96.08% and 3.9% of Xunna Beijing.

(b)	Share exchange agreement

On February 4, 2013, Xunna BVI and its existing two shareholders entered into a share exchange agreement with Xunna Information Technology Inc., (“Xunna US”), which was incorporated in the state of Nevada, pursuant to which Xunna US exchanged 9,000,000 shares of Xunna US common stock for all of the outstanding shares of Xunna BVI and a cash payment of $300,000 from Xunna BVI’s two shareholders.  As a result of the share exchange, Xunna BVI’s shareholders became the majority owners of Xunna US. The acquisition of Xunna BVI by Xunna US was accounted for as a recapitalization of Xunna BVI as Xunna BVI’s shareholders will be the majority shareholders and have control of the Company and, prior to the acquisition, Xunna US was a non-operating public shell.

XUNNA INFORMATION TECHNOLOGY INC.
AND XUNNA INFORMATION TECHNOLOGY LTD
Pro forma Consolidated Balance Sheets
As of September 30, 2012
(unaudited)	(1)				(2)
	XUNNA	XUNNA	XUNNA	XUNNA	XUNNA	Pro forma		Pro forma
	US	BVI	HK	TIANJIN	BEIJING	Adjustments		Consolidated
ASSETS	(historical)	(historical)	(historical)	(historical)	(historical)

CURRENT ASSETS
Cash & equivalents	$1,323	$-	$-	$-	$285,952	(1,323	)(B)	$285,952
Prepaid expenses and other receivable	-	-	-	-	152,305			152,305
Security deposit - rent	-	-	-	-	11,825			11,825

Total current assets	1,323	-	-	-	450,082			450,082

NONCURRENT ASSETS
Property and equipment, net	-	-	-	-	23,449			23,449
Security deposit - rent	-	-	-	-	31,541			31,541
Investment in Tianjin	-	-	15,961	-	-	(15,961	)(C)	-
Investment in HK	-	1,290	-	-	-	(1,290	)(C)	-

Total noncurrent assets	-	1,290	15,961	-	54,990			54,990

TOTAL ASSETS	$1,323	$1,290	$15,961	$-	$505,072			$505,072

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued liabilities and other payables	$2,100	$1,290	$15,961	$-	$54,332	280,648	(A)(B)	$354,332
Advance from shareholder	4,000	-	-	-	-	(4,000	)(B)	-
Unearned revenue	-	-	-	-	369			369
Income tax payable	-	-	-	-	58			58

Total current liabilities	6,100	1,290	15,961	-	54,759			354,759

NONCURRENT LIABILITIES
Payable to related party	-	-	-	-	134,380			134,380

Total noncurrent liabilities	-	-	-	-	134,380			134,380

Total liabilities	6,100	1,290	15,961	-	189,139			489,139

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	13,000	50,000	1,290	-	-	(51,290	)(A)(C)	13,000
Capital contribution	-	-	-	15,961	802,838	(818,799	)(C)(D)	-
Stock subscription receivable	(6,750)	-	(1,290)	(15,961)	-	24,001	(B)(C)	-
Paid in capital	36,000	(50,000)	-	-	-	1,000	(A)(B)	(13,000)
Accumulated other comprehensive income	-	-	-	-	877	(877	)(D)	-
Deficit accumulated during development stage	(47,027)	-	-	-	(487,782)	234,809	(A)(B)(D)	(300,000)

Total Company stockholders' equity (deficit)	(4,777)	-	-	-	315,933			(300,000)

Noncontrolling interest						315,933	(D)	315,933

Total equity								15,933

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,323	$1,290	$15,961	$-	$505,072			$505,072

(1)	Source: unaudited balance sheet of Xunna Information Technology Inc. (Xunna US) as of September 30, 2012, included in Form 10-Q filed with the SEC on November 13, 2012
(2)	Source: unaudited balance sheet of Xunna Network Sci-Tech (Beijing) Co., Ltd. (Xunna Beijing) as of September 30, 2012, as filed in this Form 8-K filed with the SEC.
(A)	Reflection of the exchange of 9,000,000 out of 13,000,000 outstanding shares of common stock of Xunna US to the shareholders of Xunna BVI, resulting in 13,000,000 total shares outstanding of Xunna US after the share exchange; and a cash consideration of $300,000 to be paid by Xunna BVI.
(B)	Elimination of Xunna US capital accounts and accumulated deficit as a result of recapitalization, and the reflection of payment for all liabilities of Xunna US prior to closing.
(C)	Elimination of intercompany investment as a result of consolidation.
(D)	To eliminate the equity of the VIE (Xunna Beijing) with an offsetting credit to non-controlling interest

See accompanying notes to pro forma consolidated financial statements

XUNNA INFORMATION TECHNOLOGY INC.
AND XUNNA INFORMATION TECHNOLOGY LTD
Pro forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2012
(unaudited)	(1)				(2)
	XUNNA	XUNNA	XUNNA	XUNNA	XUNNA	Pro forma		Pro forma
	US	BVI	HK	TIANJIAN	BEIJING	Adjustments		Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)

Net sales	$-	$-	$-	$-	$5,575	$-		$5,575

Cost of sales	-	-	-	-	28,523	-		28,523

Gross profit	-	-	-	-	(22,948)	-		(22,948)

Operating expenses
Selling expenses	-	-	-	-	20,927	-		20,927
General and administrative	11,827	-	-	-	336,242	-		348,069

Total operating expenses	11,827	-	-	-	357,169	-		368,996

Income (loss) from operations	(11,827)	-	-	-	(380,117)	-		(391,944)

Non-operating income (expenses)
Non-operating income	-	-	-	-	345	-		345
Interest income	-	-	-	-	372	-		372
Financial expense	-	-	-	-	(135)	-		(135)

Total non-operating expenses, net	-	-	-	-	582	-		582

Income (loss) before income tax	(11,827)	-	-	-	(379,535)	-		(391,362)

Income tax expense	-	-	-	-	-	-		-

Net income (loss)	$(11,827)	$-	$-	$-	$(379,535)			$(391,362)

Loss attributable to non-controlling interest	-	-	-	-	-	(379,535	)(A)	(379,535)
Loss attributable to the Company	$(11,827)	$-	$-	$-	$-			$(11,827)

Earnings (loss) per share	$-							$-

Weighted average shares outstanding	13,000,000							13,000,000

(1)	Source: unaudited statement of operations of Xunna Information Technology Inc. (Xunna US) for the nine months ended September 30, 2012, included in Form 10-Q filed with the SEC on November 13, 2012.
(2)	Source: unaudited statement of operations of Xunna Network Sci-Tech (Beijing) Co., Ltd. (Xunna Beijing) for the nine months ended September 30, 2012, as filed in this Form 8-K filed with the SEC.
(A)	To eliminate the net loss of the VIE (Xunna Beijing) to non-controlling interest.

See accompanying notes to pro forma consolidated financial statements

XUNNA INFORMATION TECHNOLOGY INC.
AND XUNNA INFORMATION TECHNOLOGY LTD
Pro forma Consolidated Statement of Operations
For the period ended December 31, 2011
(unaudited)	(1)				(2)
	XUNNA	XUNNA	XUNNA	XUNNA	XUNNA	Pro forma		Pro forma
	US	BVI	HK	TIANJIAN	BEIJING	Adjustments		Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)

Net sales	$-	$-	$-	$-	$2,485			$2,485

Cost of sales	-	-	-	-	3,996			3,996

Gross profit	-	-	-	-	(1,511)			(1,511)

Operating expenses
Selling expenses	-	-	-	-	14,657			14,657
General and administrative	36,400	-	-	-	92,013	300,000	(A)	428,413

Total operating expenses	36,400	-	-	-	106,670			443,070

Income (loss) from operations	(36,400)	-	-	-	(108,181)			(444,581)

Non-operating income (expenses)
Interest income	1,200	-	-	-	-			1,200
Financial expense	-	-	-	-	(66)			(66)

Total non-operating expenses, net	1,200	-	-	-	(66)			1,134

Income (loss) before income tax	(35,200)	-	-	-	(108,247)			(443,447)

Income tax expense	-	-	-	-	-			-

Net income (loss)	$(35,200)	$-	$-	$-	$(108,247)			$(443,447)

Loss attributable to non-controlling interest	-	-	-	-	-	$(108,247	)(B)	(108,247)
Loss attributable to the Company	$-	$-	$-	$-	$(108,247)			$(335,200)

Earnings (loss) per share	$-							$(0.03)

Weighted average shares outstanding	13,000,000							13,000,000

(1)
Source:  Unaudited statement of operation of Xunna Information Technology Inc. (Xunna US) from March 22, 2011 (inception) to December 31, 2011, as filed in the Form S-1/A filed with the SEC on February 24, 2012.

(2)	Source: Audited statement of operations of Xunna Network Sci-Tech (Beijing) Co., Ltd. (Xunna Beijing) for the period ended December 31, 2011, as filed in this Form 8-K filed with the SEC.
(A)	Reflection of the cash consideration of $300,000 to the stockholders of Xunna US per share exchange agreement.
(B)	To eliminate the net loss of the VIE (Xunna Beijing) to non-controlling interest

See accompanying notes to pro forma consolidated financial statements

Xunna Information Technology Inc. and
Xunna Information Technology Ltd
Notes to Pro forma Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

Effective February 4, 2013 Xunna Information Technology  Inc. (“Xunna US”) entered into and closed a share exchange agreement, with Xunna Information Technology Ltd (“Xunna BVI”), and the shareholders of Xunna BVI, pursuant to which Xunna US acquired 100% of the issued and outstanding shares of Xunna BVI by exchanging nine million (9,000,000) out of thirteen million (13,000,000) shares of Xunna US common stock, and a cash consideration of $300,000 from Xunna BVI.  Immediately prior to the consummation of the Share Exchange Agreement, there were 13,000,000 shares of Xunna US’s common stock outstanding. Upon completion of the foregoing transactions, 13,000,000 shares of Xunna US’s common stock issued and outstanding remain.

The accompanying pro forma consolidated statements of operations present the accounts of Xunna US and Xunna BVI, a wholly-owned subsidiary; Xunna Information Technology Limited, (“Xunna HK”), a wholly-owned subsidiary of Xunna BVI; Tianjin Xunna Information Technology Consultation Co., Ltd (“Xunna Tianjin”), a wholly-owned subsidiary of Xunna HK; and Xunna Network Sci-Tech (Beijing) Co., Ltd. (“Xunna Beijing” and/or “VIE”), a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Xunna Tianjin through a series of agreements referred to herein as the “VIE Agreements”, for the nine months ended September 30, 2012, and for the period ended December 31, 2011, as if the acquisition occurred on March 22, 2011, for the purpose of the statements of operations. The accompanying pro forma consolidated balance sheet presents the accounts of Xunna US and Xunna BVI and its wholly-owned subsidiaries and Xunna Beijing as if the acquisition of Xunna BVI by Xunna US occurred on September 30, 2012.

For accounting purposes, the transaction is being accounted for as a recapitalization of Xunna BVI because after the share exchange, Xunna BVI’s shareholders will own the majority of the Xunna US’s shares and will exercise significant influence over the operating and financial policies of the consolidated entity, and Xunna US was a non-operating shell prior to the acquisition. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination.

The following adjustments would be required if the acquisition occurred as indicated above:

a.
Reflection of the exchange of 9,000,000 out of 13,000,000 outstanding shares of common stock of Xunna US to the shareholders of Xunna BVI, resulting in 13,000,000 total shares outstanding of Xunna US after the share exchange; and a cash consideration of $300,000 to be paid by Xunna BVI.

b.	Elimination of Xunna US’s capital accounts and accumulated deficit as a result of the recapitalization; and the reflection of payment for all liabilities of Xunna US prior to closing.